SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the date last written below, yet effective for all purposes as of October 24, 2014, by and between BIOPOWER OPERATIONS CORPORATION, a Nevada corporation (the “Company”), with offices at 1000 Corporate Dr., Ste. 200, Ft. Lauderdale, FL 33334, on the one hand, and, on the other, each of the shareholders set forth on Exhibit A (each a “G3P Shareholder”, and collectively, the “G3P Shareholders”) of GREEN³POWER HOLDINGS COMPANY, a Delaware corporation (“G3P Holdings”) having its office at 1000 Corporate Dr., Ste. 200, Ft. Lauderdale, FL 33334. The Company, and each of the G3P Shareholders may also be referred to herein as a “Party”, and, collectively, as the “Parties”.

WITNESSETH

WHEREAS, The Company is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, G3P Holdings is a privately-held company owned by the G3P Shareholders in the proportions hereinafter set forth;

WHEREAS, The Company has agreed with the G3P Shareholders to obtain 100% of their interests in G3P Holdings (which represent 100% of its issued and outstanding capital stock) from them, as well as 100% of any other capital stock held by them or any of them in any other entities (except NTJB Power Technology, LLC (See, Section 1.03 hereof)) whose operations or business models are substantially similar with those of the G3P Entities, in exchange for (i) an aggregate number of shares of the Company’s common stock equaling TWENTY (20%) PERCENT of the number of shares of the Company’s common stock outstanding immediately prior to such exchange, plus (ii) that number of the Company’s $1 par value preferred stock, to be designated as Series B Preferred Stock, which shall be convertible into an aggregate number of shares of the Company’s common stock equaling FIFTY (50%) PERCENT of the number of shares of the Company’s common stock outstanding immediately prior to such exchange. On the Closing Date, the G3P Shareholders will incident to such exchange transaction become shareholders of the Company and G3P Holdings shall thereupon become a subsidiary of the Company, and the subsidiaries of G3P Holdings (discussed infra.) shall remain subsidiares of G3P Holdings (along with G3P Holdings, collectively, the “G3P Entities”);

WHEREAS, for federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

NOW THEREFORE, in consideration of the Parties’ agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration the receipt and sufficiency or which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE G3P SHAREHOLDERS

As an inducement to, and to obtain the reliance of the Company, except as set forth in the G3P Entity Schedules (as hereinafter defined), the G3P Shareholders represent and warrant to the Company that as of the date hereof and the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. The G3P Entities are companies duly organized, validly existing, and in good standing under the laws of the origins of their charters and have the corporate power and are duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on their respective businesses in all material respects as they are now being conducted. Included in the G3P Entity Schedules are complete and correct copies of official documentation proving their proper organization under the jurisdictions of their charters as in effect as of the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of any of the said G3P Entities’ charter documents.

Section 1.02 Authorized Shares and Capital. Information regarding the authorized numbers of capital shares of the G3P Entities as well as the numbers of each thereof issued, outstanding and held of record by the G3P Shareholders (collectively, the “G3P Entity Shares”) is also set forth in detail upon Exhibit “A”. All of the G3P Entity Shares are validly issued, fully paid, and non-assessable and are issued in a manner not in violation of preemptive or other rights therein of any other person.

Section 1.03 Subsidiaries, Predecessors, Joint Ventures and Strategic Alliances.

(a) G3P Holdings owns of record 100% of the capital stock interests in two subsidiaries, which subsidiaries of G3P Holdings, along with their said parent, have previously herein been defined collectively as the “G3P Entities.” Additionally, certain of the G3P Shareholders are also the members of a newly formed Delaware limited liability company (the “NTJB Power Techco Principals”) identified as “NTJB POWER TECHNOLOGY, LLC” (“NTJB Power Techco”). Acknowledging that NTJB Power Techco and each of the G3P Entities and the Company intend to enter into the licensing relationship referenced at Section 3.05 hereof, which is presently contemplated to end in the Company’s purchase of NTJB Power Techco or its intellectual property assets in connection with the specified licensing relationship, the Parties hereby agree that the share exchange transaction contemplated under this Agreement excludes the Company’s exchange of its common stock for the G3P Shareholders’ membership interest in, or the assets of, NTJB Power Techco and any interest of the G3P Shareholders in entities whose operations or business models are not substantially similar to those of the G3P Entities.

(b) Except as is disclosed above and upon Schedule 1.03 hereof, G3P Holdings does not have any other subsidiaries, and neither the G3P Shareholders nor any of the G3P Entities has any interest in any other entities, joint ventures, strategic alliances, special purpose vehicles, or are they beneficially or of record, holders of any other equity interests in any other entity whose operations or business models are substantially similar to those of the G3P Entities. For the avoidance of doubt, the Parties hereby reaffirmed their agreement that, with the exception of any entities or interests, directly or indirectly, held of record by the G3P Shareholders and disclosed in this Agreement as being excepted from the exchange transaction herein, it is their intention that all subsidiaries, all joint ventures and all special purpose entities with which any of the G3P Entities or the G3P Shareholders are affiliated in any manner in connection with the conduct of the business models of the G3P Entities, are intended to be within the scope of consideration to be exchanged by the G3P Shareholders with the Company in accordance with the Parties’ bargain contemplated under this Agreement and that the G3P Shareholders cannot perform the same services for any other company that they perform for our company.

Section 1.04 Financial Statements.

(a) Prior to Closing, the G3P Shareholders shall cause to be provided to the Company respective to each of the G3P Entities (i) the balance sheets of each G3P Entity and any of their subsidiaries, joint venture or any special purpose vehicle entity in which any may hold an interest, as of August 31, 2014 and the related statements of operations, stockholders’ equity and cash flows as to each said entity for the period ended August 31, 2014 (the “G3P Entity Financial Statements”).

(b) All such G3P Entity Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The G3P Entity balance sheets shall be true and accurate and present fairly as of their respective dates the financial condition of the G3P Entities. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, no G3P Entity shall have any liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of each G3P Entity, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) Each G3P Entity has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and each G3P Entity has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d) The books and records, financial and otherwise, of each G3P Entity are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of each G3P Entity’s assets are reflected on its financial statements, and, except as set forth in the G3P Entity Schedules or the financial statements of each G3P Entity, or the notes thereto, no G3P Entity has any material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning the G3P Entities set forth in this Agreement and in the G3P Entity Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, each G3P Entity has fully disclosed in writing to the Company (through this Agreement or the G3P Entity Schedules) all information relating to matters involving each of the G3P Entities or their respective assets or their respective present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability as to each, (ii) have led or may lead to a competitive disadvantage on the part of any of the G3P Entities or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on any of the G3P Entities, their respective assets, or their respective operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06 Options or Warrants. here are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of any of the G3P Entities.

Section 1.07 Absence of Certain Changes or Events. Since August 31, 2014 or such other date as provided for herein:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of any of the G3P Entities;

(b) None of the G3P Entities has (i) amended its Articles of Incorporation since August 4, 2014; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) None of the G3P Entities have (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08 Litigation and Proceedings. Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of any of G3P Shareholders after reasonable investigation, threatened by or against any of the G3P Entities or affecting any of the G3P Entities or their applicable properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The G3P Shareholders do not have any knowledge of any material default on the part of any of the G3P Entities with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which any of the G3P Entities is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been previously disclosed to the Company or the G3P Shareholders. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least TWENTY-FIVE thousand dollars ($25,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which G3P is a party or by which its properties are bound and which are material to the operations of any of the G3P Entities taken as a whole are valid and enforceable by the applicable of such G3P Entities in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as previously disclosed to the Company by the G3P Shareholders or reflected in the most recent of the G3P Entity balance sheets, none of the G3P Entities is a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of any of the G3P Entities.

Section 1.10 Compliance With Laws and Regulations. To the best of their collective knowledge, the G3P Shareholders believe each of the G3P Entities has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the applicable one or more said G3P Entities or except to the extent that noncompliance would not result in the occurrence of any material liability for any one or more of the applicable G3P Entities.

Section 1.11 Approval of Agreement. This Agreement has been duly and validly authorized and executed and delivered on behalf of each of the G3P Entities by the G3P Shareholders and this Agreement constitutes a valid and binding agreement of each G3P Entity and the G3P Shareholders enforceable in accordance with its terms.

Section 1.12 G3P Entity Schedules. The G3P Shareholders have caused the G3P Entities to deliver to the Company the following schedules, which are collectively referred to as the “G3P Entity Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of each of the G3P Entities as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the charter documentation of the creation of the G3P Entities and the bylaws, each as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of each of the G3P Entities identified in paragraph 1.04(a);

(c) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 1.01 through 1.11.

The G3P Shareholders shall cause the G3P Entity Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by the G3P Shareholders in connection herewith constitute their valid and binding obligations, as well as those of the G3P Entities, enforceable against each of them in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.14 Investment Representations.

(a) Investment Purpose. As of the date hereof, the G3P Shareholders understand and agree that the consummation of this Agreement including the delivery of the Exchange Consideration (as hereinafter defined) to the G3P Shareholders in exchange for the G3P Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the G3P Shares are being acquired for the G3P Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b) Accredited Investor Status. Each of the G3P Shareholders is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Each of the G3P Shareholders understands that the Exchange Consideration is being offered and sold to the G3P Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the G3P Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the G3P Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the G3P Shareholders to acquire the Exchange Consideration.

(d) Information. The G3P Shareholders and their respective advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Consideration which have been requested by the G3P Shareholders or their advisors. The G3P Shareholders and their advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the G3P Shareholders any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the G3P Shareholders. The G3P Shareholders understand that each of their respective investments in the Exchange Consideration involves a significant degree of risk. The G3P Shareholders are not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(e) Governmental Review. Each of the G3P Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f) Transfer or Re-sale. Each of the G3P Shareholders understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the Company will provide G3P Shareholders an opinion of counsel or an opinion from the Company if acceptable by the Transfer Agent, to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the G3P Shareholders who agree to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the G3P Shareholders shall have received from the Company, at the cost of the G3P Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Legends. Each of the G3P Shareholders understand that the Exchange Shares (defined hereinafter) are unregistered, and, are therefore, restricted securities, and until such time as the Exchange Shares have been registered under the Securities Act or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, EITHER PURSUANT TO APPLICABLE EXEMPTIONS OR BECAUSE THE SECURITIES ARE NOT SECURITIES. WITHOUT SUCH REGISTRATION, THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE UNITED STATES AT ANY TIME WHATSOEVER EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OF AN OPINION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR OTHER APPLICABLE STATE OR FEDERAL SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, INCLUDING RULE 144 OR RULE 144A UNDER SAID ACT. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN A SHAREHOLDERS AGREEMENT TO WHICH THE HOLDERS OF THESE SECURITIES ARE PARTIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is affected. Each of the G3P Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Residency. Each of the G3P Shareholders is a resident of the jurisdiction set forth immediately below the G3P Shareholders’ name on the signature pages hereto or provided separately to the Company.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of G3P and the G3P Shareholders, except as set forth in the Company Schedules (as hereinafter defined) and in the Company’s filings with the Securities and Exchange Commission (“SEC”), the Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Company Schedules are complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s certificate of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. The Company’s authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $0.0001 per share (the “Company Common Stock”), of which 30,531,180 shares are issued and outstanding, and (b) 10,000 shares of preferred stock, par value $1.00 per share, ONE (1) of which, designated as Series A Preferred Stock, is issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. The Company’s predecessor-in-interest, BioPower Corporation, a Nevada corporation, is a 100% owned subsidiary of the Company.

Section 2.04 SEC Reports. Except as to a single filing, the Company has filed all other reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports and other filings with the SEC are filed of public record on the SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) on its website, www.sec.gov. G3P and the G3P Shareholders are encouraged to review all of such filings in connection with their deliberation of the completion of the transactions contemplated under this Agreement.

Section 2.05 Information. The information concerning the Company set forth in this Agreement, the Company Schedules and the SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to the G3P Shareholders (through this Agreement, the Company Schedules or the SEC Reports) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of material liabilities except as presented in the financials, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Capital Matters. The details of capital-related items such as options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans and stock equivalents and other rights, agreements, arrangements and commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) and any obligations of the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company are disclosed in the SEC Reports and include those matters set forth on Schedule 2.06 hereof.

Other than referred to above, there are no other outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company common stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07 Absence of Certain Changes or Events. Since May 31, 2014 and except as disclosed in an SEC Report:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) the Company has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) The Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow, except for working capital loans from the shareholders from time to time in the ordinary course of business, any other funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, the Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Company Schedules. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. The Company is a party to such contracts as are disclosed in the SEC Reports, including those set forth on Schedule 2.09. Except as noted in the SEC Reports or as disclosed in Schedule 2.09: (i) the Company is not otherwise a party to, or its assets, products, technology and properties bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding, instrument or other commitments, including (A) for the employment of any officer or employee; (B) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (C) agreement, contract, or indenture relating to the borrowing of money, (D) guaranty of any obligation, (E) collective bargaining agreement; or (F) agreement with any present or former officer or director of the Company, whether such agreement is in writing or oral; or any charter or other corporate restriction, or any judgment, order, writ, injunction, decree, or award.

Section 2.10 No Conflict With Other Instruments. To its knowledge, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. To its knowledge, the Company has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to the Company and the operation of its business except for the following: consolidated tax returns have not been filed, but we intend to file within the next week and they show no tax obligation. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations. Except as disclosed herein, the Company Schedules and the SEC Reports, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 The Company Schedules. The Company has delivered to the G3P Shareholders the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of the Company as in effect as of the date of this Agreement;

(b) a schedule setting forth any information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.13.

The Company shall cause the Company Schedules and the instruments and data delivered to the G3P Shareholders hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.16 OTC Marketplace Quotation. The Company’s registered common stock is quoted on the OTC Pink tier of the OTC Markets under the symbol “BOPO”. There is no action or proceeding pending or, to the Company’s knowledge, threatened against the Company by The Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to any intention by such entity to prohibit or terminate the quotation of the Company Common Stock on the OTC Pink tier.

ARTICLE III
SHARE EXCHANGE AND OTHER TRANSACTION ELEMENTS

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), (i) the G3P Shareholders listed in Exhibit A, representing an aggregate of 876 shares of G3P Holdings common stock, upon their agreement, shall exchange with the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all their shares of G3P Holdings held by them as set forth on Exhibit A; the objective of such share exchange (the “Exchange”) being the exchange by the Company for 100% of the issued and outstanding shares of G3P Holdings common stock in consideration of the Company’s delivery to the G3P Shareholders (i) an aggregate number of shares of the Company’s unregistered, restricted common stock (the “Exchange Common Shares”) equaling TWENTY (20%) PERCENT of the number of shares thereof outstanding immediately prior to such exchange (the “Pre-Transaction Number”), plus (ii) a number of the Company’s $1 par value preferred stock, to be designated as Series B Preferred Stock (the “Series B Preferred Shares”), as shall be convertible into an aggregate number of shares of the Company’s unregistered common stock equaling FIFTY (50%) PERCENT of the Pre-Transaction Number of shares of the Company’s common stock (the Exchange Common Shares and the Series B Preferred Shares, collectively, the “Exchange Shares”), in direct proportion to their relative interests in G3P Holdings (hereinafter referred to as the “Exchange Consideration”). At the Closing Date, the G3P Shareholders shall surrender all of their certificates representing their G3P shares to the Company, its registrar or transfer agent, and thereby be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.

(b) Except as provided below, the conversion feature of the Series B Preferred Shares shall be exercisable as of the date TWO (2) YEARS subsequent to Closing as follows (GAAP measurement):

(i) if the Company earns ZERO ($0) net cash flow (without regard to consolidated G3P Entity earnings) and G3P earns a minimum of ONE MILLION DOLLARS ($1,000,000) in cash flow, then the Series B Preferred Shares may be converted into up to FIFTY (50%) of the pre-exchange common stock, upon providing written notice to the Company of such intention;

(ii) if the Company and G3P earn a similar amount of net cash flow, then the Series B Preferred Shares may be converted into THIRTY (30%) PERCENT of the pre-exchange common stock, upon providing written notice to the Company of such intention; and

(iii) if G3P earns zero ($0) net cash flow, then the Series B Preferred Shares may not be converted into any pre-exchange common stock.

(iv) net cash flow shall be defined in accordance with US GAAP less all applicable taxes.

(c) Notwithstanding any provision of the above provisions of Section 3.02(b) to the contrary, the Company hereby grants the G3P Shareholders the right to defer the conversion of the Series B Preferred Shares from the TWO (2) year time period subsequent to Closing for such exercise as noted above, to the date THREE (3) years from the date of the Closing if and upon the condition that G3P Holdings provides evidence to the Company that one project is under construction or all contracts for the project are executed and funding is in place to commence construction.

(d) The Company covenants that, and the G3P Shareholders agree to cooperate to facilitate same, during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Series B Preferred Stock issued pursuant to this Agreement. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series B Preferred Shares shall be convertible, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the Series B Preferred Shares. The Company (i) covenants that it shall instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of the Series B Preferred, and (ii) agrees that this Section of this Agreement constitutes authorization sufficient for reliance by its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Agreement. This Section 3.01 shall survive the Closing for so long as necessary to enable the conversion mechanics set forth herein to be exercised.

Section 3.02 Two- Year Lock-Up Period. The G3P Shareholders hereby acknowledge that they will be required to hold the Exchange Shares, and each of ROBERT KOHN (“Kohn”) and BONNIE NELSON (“Nelson”) will be required to hold all their shares of Common Stock and ROBERT REINER (“Reiner”) will be required to hold 1,500,000 shares of his Common Stock, for a period of TWO (2) years subsequent to Closing pursuant to the terms of a lock-up agreement, in substantially the form thereof attached hereto as Exhibit “B” (“Lock-Up Agreement”).

Section 3.03 Cancellation of Series A Preferred Share. As of January 31, 2011, the Company issued ONE (1) share of its $1 par value preferred stock designated as Series A Preferred Stock (the “China Energy Preferred Share”) to China Energy Partners, LLC (“China Energy”). The China Energy Preferred Share is not convertible into shares of the Company’s common stock, but entitles China Energy the right to vote 50.1% of the total outstanding shares of Company common stock on matters as to which the shareholders of the Company have a right to vote. China Energy, by joinder to this Agreement, hereby agrees to tender the China Energy Preferred Share to the Company upon the occurrence of the G3P Shareholders’ conversion of the Series B Preferred Shares into Company common stock in accordance with this Agreement, in consideration of the Company’s payment to it of the amount of ONE DOLLAR ($1) therefor. This Section 3.03 shall survive the Closing for a time period sufficient to accommodate the mechanics of the provision of this Section.

Section 3.04 Post-Exchange Business Alignment/Officers and Directors. As of the Closing, the G3P Entities shall have become a wholly-owned subsidiaries of the Company and the engineering, waste and gasification to electricity and biofuels business divisions shall remain, or be re-aligned, as applicable, to be the business units of the applicable of the one or more G3P Entities. Additionally as of the Closing, the G3P Shareholders, in their then new capacities as shareholders of the Company and existing Company shareholder, China Energy, hereby agree to cause the votes of their shares in the Company to cause to the election of, or, as applicable, agree to vote, or their board designee to vote, as board members of the Company’s board of directors to appoint Dr. Neil Williams (“Williams”) to the board of directors of the Company. Additionally, the aforesaid G3P Shareholders in their new capacities as Company shareholders and China Energy also hereby agree to cause the Company’s G3P Entities to appoint Williams as the Chairman, CEO and President of the G3P Entities. Additionally, the Parties agree that they shall, as shareholders of the Company after the Closing, the vote their shares in the Company to elect, or, as applicable, to vote, or cause their board designee to vote as a board member of the Company’s board of directors to appoint, Reiner to the board of directors of the Company once the Company obtains directors’ and officers’ indemnity insurance.

Section 3.05 Licensing of Intellectual Property Rights of NTJB Power Techco.

(a) Effective as of the Closing, NTJB Power Techco, by joinder hereto, hereby grants a license to the G3P Entities for the worldwide exclusive use, and the Company, for the worldwide nonexclusive use, of its gasification and advanced biofuel production technologies, which grant of license shall be memorialized in substantially in the form of the Intellectual Property Licensing Agreement attached hereto as Exhibit “C” (the “Intellectual Property Licensing Agreement”).

(b) Among other terms thereof, the Intellectual Property Licensing Agreement shall grant to the G3P Entities and the Company the right to sublicense the intellectual property rights licensed hereunder and thereunder (the “Intellectual Property Rights”) to third parties and third party special purpose vehicle entities upon such terms as said licensees shall determine in their sole discretion. Additionally, the licensing fee/royalty arrangement thereof shall provide that once licensing fee/royalties aggregate TEN MILLION DOLLARS ($10,000,000), NTJB Power Techco shall thereupon convey to the Company or its designee, at its discretion, either 100% of the capital stock of NTJB Power Techco, or all right title and interest of NTJB Power Techco in all of its intellectual property rights and improvements of every description whatsoever in consideration of the payment by the Company for such capital stock or those assets, as applicable, the amount of ONE DOLLAR ($1).

(c) NTJB Power Techco acknowledges and reiterates its authorization to the G3P Entities and the Company to pursue such sublicensing arrangements of the Intellectual Properties rights with such third parties and special purpose vehicles as they in their sole discretion may determine.

Section 3.06 G3P Shareholders, Kohn and Nelson to Enter Into Shareholders Agreements.

(a) As of the Closing, each of the G3P Shareholders, Kohn and Nelson hereby agree to enter into a shareholders agreements having non-compete and non-solicitation provisions, substantially in the form of that attached hereto as Exhibit “D” (the “Shareholders Agreement”), which shall provide also, among other conventional terms, that each of them shall refrain from competing with the Company, or any of its subsidiaries, or from soliciting the clients, customers and employees of the Company, for a TWO (2) year period commencing as of the later of (i) the Closing Date or, as and if applicable, (ii) the date that the continued employment or any new employment of any of them by the Company, or their positions as officers or directors of the Company, shall terminate.

(b) The G3P Shareholders, Kohn and Nelson also agree to vote their Common Stock, or/and cast their votes as members of the Company’s board of directors, after Closing, to cause the G3P Entities boards of directors to be comprised of FOUR (4) G3P Shareholders as well as Kohn and Nelson.

Section 3.07 Follow-On Private Equity Capital Raise. Williams, Kohn and Nelson also hereby agree to vote their Common Stock, or/and cast their votes as members of the Company’s board of directors, after Closing, to cause the Company to adopt appropriate resolutions authorizing the undertaking of a private equity capital raise of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000), consistent with the parameters set forth on the attached Exhibit “E” (the “Follow-On Capital Raise Transaction”). This Section 3.07 of this Agreement shall survive Closing for a period of up to two years for the applicable parties to complete the Follow-On Capital Raise Transaction.

Section 3.08 Management and Operations Agreement. The G3P Shareholders, Kohn and Nelson hereby agree that they shall vote the Common Stock or/and their votes on the board of directors of the Company and the G3P Entities (the “G3P Entities’ Boards”) to cause the Company to enter into a Management and Operations Agreement, the form of which is attached hereto as Exhibit “F” (the “Management and Operations Agreement”), which shall contain elements consistent with the following:

(i) the G3P Entities Boards shall be authorized to expend and invest net GAAP income, after tax and interest, as reduced by any dividends, and management fees in the ordinary course of business to the extent same exceeds TWENTY-FIVE MILLION DOLLARS ($25,000,000), with the G3P Entities Boards reserving the discretion to modify or amend said amount;

(ii) that authority for any corporate acquisitive transactions by the G3P Entities is subject to authorization by the Company’s board of directors and such due diligence processes as may be specified by that body;

(iii) that the G3P Entities are not and shall not be authorized to expend amounts or incur debt in excess of the $25 million amount budgeted unless from net GAAP income, after tax and interest, as reduced by any dividends paid;

(iv) that there shall be no joint venture of subcontract with known felons or persons who have been disqualified by the engineering board;

(v) that the G3P Entities shall comply with the Foreign Corrupt Practices Act and any analogues thereto;

(vi) ;

(vii) the Company reserves the authority to, and shall undertake, to perform all accounting and treasury functions respective to the G3P Entities; and

(viii) the Company may present future projects for consideration by the G3P Shareholders whereby same would be conducted as joint ventures in separate entities wherein benefits derived therefrom would be divided by the joint venture parties on a 50%/50% basis.

Section 3.09 Closing. The consummation of the transactions contemplated by this Agreement (“Closing”) shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than October 10, 2014, but in no event before this Agreement has been signed by G3P Shareholders holding 100% of the shares of each of the G3P Entities’ common stock outstanding (the “Closing Date”).

Section 3.10 Closing Events. At the Closing, the Company, and one, more of all of the G3P Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.11 Termination. This Agreement may be terminated by each of the G3P Shareholders or the Company only in the event that the Company or the G3P Shareholders do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect as to any party hereto, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. The Company and the G3P Shareholders will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or G3P Holdings, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or one or more of the G3P Entities, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, G3P Holdings shall deliver to the Company, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the G3P Entities now in the possession of G3P Holdings or its representatives.

Section 4.03 Third Party Consents and Certificates. The Company and G3P Holdings agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing.

(a) From and after the date hereof until the Closing Date and except as set forth in the Company Schedules or G3P Entity Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and G3P Holdings will each, and G3P Holdings will cause the C3P Entities to:

(i) carry on its and their businesses in substantially the same manner as it has heretofore and, as to the Company, as disclosed in the Company SEC Reports;

(ii) maintain and keep its and their properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by each of them;

(iv) perform in all material respects all of its and their obligations under material contracts, leases, and instruments relating to or affecting its and their assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its and their key employees, and to maintain its and their relationship with its and their material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on them by all federal and state laws (including without limitation, the federal securities laws) and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date hereof until the Closing Date, neither the Company nor G3P Holdings will, and G3P Holdings will cause the other G3P Entities to not:

(i) make any changes in their Articles of Incorporation, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii) take any action described in Section 1.07 in the case of any of the G3P Entities or in Section 2.07, in the case of the Company (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as to the Company, as disclosed in the Company SEC Reports.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by G3P Holdings and the G3P Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). G3P Holdings shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by G3P Holdings prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of G3P Holdings and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of G3P Holdings to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of G3P Holdings threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the G3P Entity Schedules, by or against any of the G3P Entities, which might result in any material adverse change in any of the assets, properties, business, or operations of and of the G3P Entities.

Section 5.03 Approval by the G3P Shareholders. The Exchange shall have been approved by the holders of 100% of the G3P Holdings common stock, including voting power, of G3P Holdings, unless a lesser number is agreed to by the Company.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of any of the G3P Entities after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items.

(a) The Company shall have received a list containing the names, addresses, social security numbers or tax ID, phone numbers, and number of shares held by the G3P Shareholders as of the date of Closing, certified by an executive officer of G3P Holdings as being true, complete and accurate; and

(b) The Company shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

(c) The Company shall have received the G3P Entities’ Financial Statements as provided for in Sections 1.04(a) and (b).

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE G3P SHAREHOLDERS

The obligations of the G3P Shareholders under this Agreement are subject to the satisfaction of the Company, or each G3P Shareholder, as the case may be, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company.

Section 6.02 Officer’s Certificate. The G3P Shareholders’ applicable designee shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section 6.03 Good Standing. The G3P Shareholders’ applicable designee shall have received a certificate of good standing from the Secretary of State of the jurisdictions of their charters, dated as of a date within ten days prior to the Closing Date certifying that the Company is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Approval by the Company Board of Directors and its Shareholders. The Company’s board of directors shall have approved the Exchange.

Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07 Shareholder Report. The G3P Shareholders shall receive a shareholder’s report reflective of all the Company shareholder’s which does not exceed 30,531,180 common shares outstanding, and ONE (1) of Series A Preferred Stock outstanding as of the day prior to the Closing Date and no shares of preferred stock outstanding.

Section 6.08 Other Item.

(a) The G3P Shareholders shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the G3P Shareholders may reasonably request.

(b) This Agreement shall have been executed by the holders of 100% of the shares of capital stock of the G3P Entities.

ARTICLE VII
OTHER MATTERS

Section 7.01 Forgiveness of G3P Shareholder Loans. As of the Closing, the G3P Shareholders shall forgive the indebtedness of the one or more G3P Entities obligated to them for loans previously made to said borrowers. The G3P Shareholders shall deliver such documentation as the Company may request to sufficiently document such forgiveness.

Section 7.02 Standstill. From the date of this Agreement through the date that is SIXTY (60) days subsequent to the date of this Agreement or if earlier, the Closing Date, the Parties shall not enter into or seek to enter into any other undertaking, contract or venture that would in any way conflicts with the Parties’ transactions contemplated under this Agreement.

Section 7.03 Development of Budget. The Parties’ have developed a joint budget for combined working capital of the applicable one or more G3P Entities and for corporate overhead the details of which are attached hereto as Exhibit “G” the “Budget”).

Section 7.04 Employment Contracts. As of Closing, the G3P Shareholders, Kohn, Nelson shall cause G3P Holdings to hire the G3P Shareholders, and Rafael Aguayo, as employees pursuant to employment contracts substantially in the forms attached hereto as Composite Exhibit “H” (the “Employment Agreements”). As to the Employment Agreements of Neil Williams and Benjamin Williams, such contracts shall include appropriate exclusions from their duties thereunder as necessary to accommodate their performance of services under existing waste remediation consulting contracts.

Section 7.05 Prohibition on Nelson and Kohn Converting Deferred Salary. The Company shall not, and Kohn and Nelson agree to not convert any of their outstanding accrued salary into common stock of the Company.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Brokers. The Company and G3P Shareholders agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and G3P Holdings each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any controversy arising under and in connection with this Agreement and the transactions documented herein are to be submitted to binding arbitration in accordance with the arbitration rules of the International Chamber of Commerce (the “ICC Rules”), with an arbitrator to be selected in such circumstance by each of the opposite Parties, and a third arbitrator selected by the two previously chosen by the principals to the controversy. Such proceeding is to be heard in Broward County, Florida at location chosen among the Parties. Any judgment awarded by the arbitrators in such a case may be filed of record in the Circuit Court of Broward County, Florida. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid tribunal, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, addressed as follows:

If to G3P Holdings, to:

Dr. Neil Williams, Chief Executive Officer

Designee of the G3P Shareholders

1000 Corporate Drive, Suite 200

Ft. Lauderdale, FL 33334

nwilliams@green3power.com

If to the Company, to:

Robert Kohn, Chairman CEO

BioPower Operations Corporation

1000 Corporate Drive, Suite 200

Ft. Lauderdale, FL 33334

rkohn@biopowercorp.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and signed for, and (iii) three (3) days after mailing, if sent by registered or certified mail and signed for.

Section 8.04 Attorney’s Fees. Except as to any claims or liabilities suffered by the Company or any of its officers, directors, shareholders or affiliates which arise out of or in connection with (i) any inaccuracy or breach of any covenant, representation, warranty of any of the G3P Shareholders or G3P Holdings contained in this Agreement, (ii) in connection with any of the G3P Entities or their respective affiliates’ employment-related matters, (iv) in connection with any federal income or other tax matter arising prior to the Closing Date, or (iv) any other material contingent liability of any of the G3P Entities or their respective affiliates that have not been disclosed under the Agreement or otherwise in connection with the transactions contemplated herein, in which event the G3P Shareholders hereby agree, jointly and severally, to indemnify, defend and hold harmless the Company and any of its applicable officers, directors, shareholders or affiliates against, in the event that either party otherwise institutes any arbitration to enforce this Agreement, to secure relief from any default hereunder or breach hereof, or other controversy arising hereunder, as is provided for herein, each of the parties shall bear their own costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08 Third Party Beneficiaries. This contract is strictly between the Company, the G3P Shareholders and G3P Holdings, and, except as specifically provided, no director, officer, stockholder (other than the G3P Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of the Company and the G3P Entities will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 8.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.14 Best Efforts. Subject to the terms and conditions herein provided, each party of the G3P Entities and the Company shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party of the G3P Entities and the Company also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.15 Cooperation - Further Assistance. From time to time, as and when reasonably requested by any party hereto after the Closing, the other Parties will (at the expense of the requesting Party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purposes of this Agreement.

Section 8.16 Advice of Counsel. Each party to this Agreement represents and warrants to each other party that such party has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, and has executed this Agreement based upon such party’s own judgment and advice of independent legal counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be as of the date last below written.

THE COMPANY:

BIOPOWER OPERATIONS CORPORATION,
a Nevada corporation

By:	/s/ Robert Kohn
Robert Kohn, Chairman CEO

Date:	____________________

G3P SHAREHOLDERS:

J2SB International, LLC,
a Nevis limited liability company

By:	/s/ Neil Williams
Neil Williams, Manager

Date:	____________________

By:	/s/ Thomas Roberts
Thomas Roberts

Date:	____________________

SGP, LLC,
a Delaware limited liability company

By:	/s/ Joel R. Oppenheim
Joel R. Oppenheim, Manager

Date:	____________________

4Times, LLC,
a Nevis limited liability company

By:	/s/ Benjamin M. Williams
Benjamin M Williams, Manager

Date:	____________________

By:	/s/ Rafael Aguayo
Rafael Aguayo

Date:	____________________

JOINDER OF CHINA ENERGY

The undersigned, China Energy Partners, LLC, hereby acknowledges its obligations under this Agreement as the holder of that certain single share of the Company’s $1 par value Series A Preferred Stock (the “China Energy Preferred”) and agrees to comply with its obligations under this Agreement.

CHINA ENERGY PARTNERS, LLC, a Florida limited liability company

By:	/s/ Robert Kohn
Robert Kohn, its Managing Partner

Date:	____________________

JOINDER OF NTJB POWER TECHCO

The undersigned, NTJB Power Technology, LLC, hereby acknowledges its obligation under this Agreement as the proposed licensor to the Company of intellectual property rights, and as the potential vendor of those rights as to the Company, and agrees to comply with its obligations under this Agreement.

NTJB Power Technology, LLC, a Delaware limited liability company

By:	/s/ Neil Williams
Neil Williams, its Manager

Date:	____________________

JOINDER OF REINER

The undersigned, Robert Reiner, hereby acknowledges his obligations under this Agreement, including those set forth at Section 3.02 hereof, and agrees to comply with his obligations under this Agreement.

/s/ Robert Reiner
Robert Reiner

JOINDER OF KOHN AND NELSON

The undersigned, Robert Kohn and Bonnie Nelson, hereby acknowledges their obligations under this Agreement including those set forth at Sections 3.02, 3.06, 3.07 and 7.05 hereof, and agrees to comply with their obligations under this Agreement.

/s/ Robert Kohn
Robert Kohn

/s/ Bonnie Nelson
Bonnie Nelson

EXHIBIT A

Green³Power Entity Shareholder Holdings Schedule

In Green³Power Entities

And Agreement to Allocation of BioPower Exchange Shares

Exchanged For

	% of Ownership in G3P	BOPO Shares	Shares due to rounding
J2SB International LLC	0.632	4,863,427.07	4,863,427
Thomas Roberts	0.273	2,100,815.81	2,100,816
SGP, LLC	0.045	346,288.32	346,288
4Times LLC	0.045	346,288.32	346,288
Rafael Aguayo	0.005	38,476.48	38,476
Total	100%	7,695,296	7,695,296

Exhibit “B”

Lock-Up Agreement

LOCK-UP AGREEMENT

October __, 2014

Each Purchaser referenced below:

Re:	Share Exchange Agreement, dated as of October __, 2014 (the “Exchange Agreement”), between BioPower Operations Corporation, a Nevada corporation (the “Company”) and the exchangor signatories thereto (each, a “Exchangor” and, collectively, the “Exchangors”)

Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2 of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until twenty-four (24) months subsequent to the Closing (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock or common stock equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”).

Notwithstanding the foregoing, the undersigned may transfer the Securities he owns (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of Florida and the Broward County, Florida Circuit Court for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper.

The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

By its signature below, the Transfer Agent hereby acknowledges and agrees that, in respect of this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers. Further, by its signature below, the Company shall cause any future officers and directors appointed after the date hereof (other than any Board Appointee (as defined in the Purchase Agreement)) to execute a lock-up agreement on substantially the terms hereunder.

*** SIGNATURE PAGE FOLLOWS ***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company

Address for Notice:

Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

BIOPOWER OPERATIONS CORPORATION

By:
Name:
Title:

Exhibit “C”
Intellectual Property Licensing Agreement

NTJBPT License Agreement	Page 1

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is effective this 22 day of August, 2013,

BETWEEN:	NTJB Power Technology, LLC (hereinafter NTJBPT) (the “Licensor”), a company organized and existing under the laws of the State of Delaware with its head office located at:

4902 NW 105 Drive, Coral Springs, Florida 33076;

AND:	Green3Power Holdings Company (hereinafter “G3P”) (the “Licensee”), a company organized and existing under the laws of Delaware with its head office located at:

1000 Corporate Drive, Suite 200, Ft. Lauderdale, Florida 33334.

WHEREAS, NTJBPT has conceived, developed, and owns gasification based technology for conversion of various waste materials to energy and advanced biofuels, including the Waste Sorting, Waste Drying, Ash Slagging, and Advance Biofuel Production processes, and related patents, trade secrets and know how (“Technology”) generally being new equipment, devices, methods, formulations, and the like;

WHEREAS, NTJBPT has developed systems, control systems, control systems software, and plans to file patent applications related to the technology to protect the Technology and has therein designated the countries identified in Schedule “A” hereto;

WHEREAS, the Licensee declares that it desires to obtain and NTJBPT declares that it is willing to grant the Licensee the exclusive right use and sell the Licensed Technology and to use the Licensed Process globally with respect to the Field of use (as those terms are hereinafter defined);

NOW THEREFORE, in consideration of the premises and of the mutual covenants and undertakings hereinafter set forth, the parties hereto have agreed and do hereby agree as follows:

1.	DEFINITIONS

When used in this Agreement, each of the following terms shall have the following respective meanings unless the context otherwise requires:

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 2

1.1	“Applications” shall mean the US and overseas patent application as set forth in Schedule A in respect of the Technology as well as any supplementary disclosures and divisional applications that may arise therefrom, and applications on improvements under this Agreement;

1.2	“Authorized Sub-Contractors” shall have the meaning given in Section 3.1;

1.3	“Authorized Sub-Licensees” shall have the meaning given in Section 4.1;

1.4	“Contractual Year” shall mean the period commencing on [DATE] or the anniversary thereof and ending on the following anniversary thereof;

1.5	“Field of use” shall mean any and all legal and lawful uses to which the Licensee desires, and is capable of applying the Technology;

1.6	“Field Test Period” shall mean the period commencing on the effective date hereof and ending on a date to be mutually agreed by the Parties;

1.7	“Home Territory” shall mean global;

1.8	“Licensed Process” shall mean any process or derivative of any process described in the Technology;

1.9	“Licensed Products” shall mean any devices, equipment, formulations, process products, as set forth or referred to in Schedule “A” ;

1.10	“Net Sales Value” shall mean, the gross price actually invoiced by the Licensee or the Authorized Sub-Licensees to its customers at arm’s length less any sales, excise and use taxes, custom duties, insurance, freight charges, credit given for returned product and normally occurring trade, cash or quantity discounts and rebates;

1.11	“Patents” shall mean any patent or patents that may issue from any of the Applications or reissue thereafter;

1.12	“Technology” shall mean patents, patent applications, trade secrets, copyrighted materials, know- how, designs ,devices, formulations, and products, provided by NTJBPT to Licensee;

1.13	“Technical Information” shall Include but not be limited to all knowledge, information, formulas, drawings, plans, processes, specifications and know-how now possessed by NTJBPT or subsequently obtained or developed by NTJBPT during the Term relating to the Technology;

1.14	“Technology” shall mean the Invention, the Applications, the Patents, the Control System, and the Technical Information;

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 3

1.15	“Term” shall have the meaning given in Article 19;

1.16	“Territory” shall mean global; and

1.17	“Year” shall mean a period of twelve months.

2.	LICENSE GRANT

2.1	Subject to the terms and conditions hereof, NTJBPT hereby grants the Licensee the irrevocable exclusive global license to use the Licensed Products and to use the Licensed Process only in relation to the Field of use, under the terms and conditions presented herein.

3.	SUB-CONTRACTING

3.1	NTJBPT hereby acknowledges that the Licensee may, on a case by case basis, sub-contract the use of the Licensed Products and the Licensed Process globally to any person, firm or corporation, subject to the condition that any such authorized sub-contractor who is so employed, will undertake in writing to keep confidential pursuant to this Agreement the Technical Information that may be disclosed to it by the Licensee for sub-contracting purposes hereunder (the “Authorized Sub-Contractor”); [such approval shall not be unreasonably withheld.]

4.	SUB-LICENSING

4.1	The Licensee is hereby authorized to sub-license the use and sale of the Licensed Products and the use of the Licensed Process globally to any person, firm or corporation, subject to the condition that prior to entering into any such sub-license, the Licensee shall consult with NTJBPT on its choice of such authorized sub-licensee, and shall provide NTJBPT with such material information as it deems reasonably necessary for the purpose of such consultation (the “Authorized Sub-Licensees”).

4.2	Each sub-license hereunder shall be on such terms as deems appropriate, but in no event shall any such sub-license include the right to sub-license.

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 4

4.3	The Licensee shall be responsible to NTJBPT for payments due in respect of purchases and sales by the Authorized Sub-Licensees as though they were purchases and sales by the Licensee. It is understood and agreed that the Licensee shall not be a guarantor for any Authorized Sub-Licensee and where the Licensee is unable to obtain from an Authorized Sub- Licensee the information required to comply with this Agreement, failure by the Licensee to supply same to NTJBPT shall not entitle NTJBPT to terminate this Agreement or the license. Where an Authorized Sub-Licensee fails to make payments due under its sub-license to the Licensee, the Licensee shall promptly notify NTJBPT of the default and the Licensee shall take such action as may be reasonably required.

4.4	The duration of each sub-license hereunder shall be indefinite, for as long as the underlying projects are in operation and all royalty fees are paid on-time.

4.5	The Licensee shall be responsible to NTJBPT for the enforcement of the terms of each sub- license hereunder and for inspecting the accounts and records kept by each Authorized Sub- Licensee for the purpose of enforcing the sub-license only. The Licensee shall at the request of NTJBPT appoint a qualified person jointly with to inspect the records of an Authorized Sub- Licensee for the purpose of enforcing the sub-license only on behalf of both parties and both parties shall be entitled to a full report thereon.

5.	TRANSFER OF TECHNICAL INFORMATION

5.1	Pursuant to the Non-Disclosure Agreement between NTJBPT and the Licensee (the “Non- Disclosure Agreement”), NTJBPT has already transferred the Technical Information to the Licensee. NTJBPT shall from time to time, but no less than twice per year, during the Term continue to make available to the Licensee all additional Technical Information as may become available.

6.	FIELD TESTING

6.1	During the Field Test Period, field tests shall be carried out to demonstrate the effectiveness of the Technology in actual conditions. Such field-testing will consist of:

6.1.1	periodic follow-up measurements of Boiler Temperature, Steam Temperature, Steam Pressure, Electricity Production, Waste Quantity, Waste Characteristics, Gasifier Temperature, and stack concentrations of HCl, Particulate Matter, O2, CO2, CO, and NO2; and HCl.

6.1.2	evaluation of results and recommendations.

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 5

6.2	In order to assist the Licensee in the implementation of such field testing, NTJBPT agrees to instruct the Licensee’s employees during the Field Test Period in respect of the various aspects of the Technology and associated equipment, devices, formulations and products to ensure the transfer of know-how required for the successful completion of the test program. Such assistance shall include the introduction to the Licensed Products and the Licensed Process and on-site participation in field-testing.

6.3	The services to be rendered by NTJBPT during such Field Test Period shall be free of charge, provided that local transport and accommodation will be arranged for and paid by the Licensee. NTJBPT’s on-site participation for field-testing will be limited to one period of approximately one week.

7.	TECHNICAL ASSISTANCE

7.1	Commencing with the first Contractual Year and on an indefinite manner as long as all requirements are met, NTJBPT shall provide the Licensee with such additional technical assistance as the Licensee may from time to time request, by providing the services of technical personnel skilled in the application of the Technology. In the event that the Licensee requests that such services be provided at the premises of the Licensee, the Authorized Sub-Contractors, the Authorized Sub-Licensees, or the customers thereof, the Licensee agrees to pay NTJBPT the reasonable travel and living expenses of the technical personnel as well as a per diem fee of $100/day.

7.2	The services rendered by NTJBPT technical personnel hereunder will be in the form of counsel and advice as to the utilization of the Technology, but shall be without any responsibility on NTJBPT’s part for the ultimate performance resulting from the use of the Technology.

8.	CONFIDENTIAL TREATMENT OF TECHNICAL INFORMATION

8.1	The Licensee acknowledges the confidential character of the Technical Information included in the Technology and disclosed by NTJBPT to the Licensee pursuant to the Non-Disclosure Agreement and this Agreement, and the Licensee undertakes to treat as strictly confidential all Technical Information so furnished by NTJBPT to the Licensee.

8.2	The Licensee further undertakes to disclose the Technical Information only to its employees or to the employees of an Authorized Sub-Contractor or Authorized Sub-Licensee on a need to know basis and on the condition that prior to such disclosure, each such employee agrees in writing not to use same other than for the purpose of manufacturing, using, and selling the Licensed Products and for using the Licensed Process as stipulated herein.

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 6

8.3	Each party shall, at all times, use its reasonable efforts to safeguard the secrecy of any of the NTJBPT confidential information, including marketing plans, customer information, specialized information, financial information, and technical information, including the design and operation of the gasification equipment. No copies of the design of the NTJBPT Gasification System, or of the control system software may be made by Licensee, Sublicensee, or any affiliate without the written authorization of NTJBPT. In the event that copies of the NTJBPT design or control system are made by the Licensee, Sublicensee, or affiliates without the written authorization of NTJBPT, NTJBPT shall have the right to terminate the license agreement and shut down the operation of the Gasification Facility.

8.4	The above treatment of Technical Information shall not apply to the extent such information:

8.4.1	was known to the Licensee at the time of disclosure by NTJBPT;

8.4.2	is or becomes publicly available without the fault of the Licensee; or

8.4.3	is subsequently disclosed to the Licensee by a third party having the right to disclose the same.

8.5	The Licensee may communicate limited Technical Information to its customers in connection with its normal marketing, sales, and service activities, provided that any such disclosure is made bona fide and to no greater degree than is necessary in the circumstances and with a view to promoting the sale or use of the Licensed Products and the Licensed Process.

8.6	All Technical Information shall remain the exclusive property of NTJBPT.

8.7	The obligations of confidentiality set forth in this Article 8 shall continue in effect during the Term and for a period of 20 years following the expiration or termination hereof.

8.8	In the event that the Licensee discloses any confidential information to a sub-licensee during the Term, sub-license shall treat as strictly confidential all such information so furnished in accordance with the provisions of this Article 8.

9.	SOURCING

9.1	NTJBPT hereby acknowledges that the Licensee and the Authorized Sub-Licensees may purchase for use in connection with the manufacture and use of the Licensed Products and the Licensed Process hereunder from any person, firm or corporation, subject to the condition that any such manufacturer who is so employed, will undertake in writing to keep confidential pursuant to this Agreement the Technical Information that may be disclosed to it by the Licensee or the Authorized Sub-Licensees for manufacturing purposes.

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 7

9.2	At the request of the Licensee, NTJBPT shall provide the Licensee such information on sourcing as NTJBPT may possess to assist the Licensee in its choice of a Manufacturer, provided that the provision of such information by NTJBPT shall be without responsibility on NTJBPT’s part for the ultimate performance resulting from the use of any such information in connection with the Technology.

10.	COMMERCIALIZATION

10.1	The Licensee shall use its reasonable best efforts to promote the use and sale of the Licensed Products and Licensed Process directly or through its Authorized Sub-Licensees, and the Licensee shall provide NTJBPT quarterly reports on its commercialization efforts hereunder.

10.2	The Licensee and its Authorized Sub-Licensees shall be responsible for obtaining and maintaining all necessary or advisable licenses, permits and certifications in respect of commercialization of the Licensed Products and Licensed Process.

11.	ROYALTIES

11.1	In consideration of the exclusive license granted by NTJBPT to the Licensee hereunder, the Licensee hereby undertakes and agrees to pay NTJBPT a minimum royalty of two (2.0) percent on the revenue generated from the sale of electricity using the gasification technology of NTJBPT, or from any products generated by the gasification system based waste to energy equipment and related devices or using any of the expertise of the NTJBPT team, formulations and products manufactured and sold by the Licensee and the Authorized Sub-Licensees;

11.2	In the event that, pursuant to Section 4.2, the Licensee is utilizing the Technology directly or through its Authorized Sub-Contractors, the royalties to be paid by NTJBPT to the Licensee shall be calculated in accordance with the provision of section 11.1.

11.3	The royalty amount set forth in Section 11.1.1 shall be based on the then current revenue generated from the sale of electricity.

12.	ROYALTY REPORTS, AUDITING, AND PAYMENTS

12.1	the Licensee hereby undertakes for itself and the Authorized Sub-Contractors to establish and maintain separate, adequate and complete records indicating all sales of electricity, synthesis gas, heat, and byproducts generated by the Gasification Facility.

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 8

12.2	the Licensee shall, within thirty (30) days of the end of the month, for each monthly payment period make and provide to NTJBPT a written report of all electricity, synthesis gas, heat, or byproducts sold hereunder, and shall remit with such report all royalties due to NTJBPT.

12.3	The above quarterly report shall specify:

12.3.1	quantities of electricity, synthesis gas, heat, and/or byproducts sold to third parties;

12.3.2	the Net Sales Value of electricity, synthesis gas, heat, and/or byproducts sold to third parties; and

12.3.3	the royalties calculated thereon.

12.4	NTJBPT or its duly designated representative shall be entitled, pursuant to a five-day notice, to inspect and audit the accounts, voucher receipts, invoices and all other records and documents relating to the quarterly written reports and royalty statements provided, and all other facts or matters relating to the calculation of the amount of royalty due, and such representative shall be entitled to take copies of or extracts from any such records or documents.

12.5	In the event that any auditing report prepared by NTJBPT following inspection and audit pursuant to Section 12.4 discloses inadequate royalty payments, the Licensee shall have two weeks from receipt of NTJBPT’s auditing report to pay the balance of the royalties that should otherwise have been paid.

12.6	All royalties and other payments herein provided shall be paid in US Dollars, unless regulations in a specific territory restrict the ability of Licensee or Sub-Licensees to access US Dollars to effect the payment. For the purpose of computing the amount of royalties on sales, the Net Sales Value shall be converted into US Dollars at the rate most favorable at which US Dollars can be purchased according to the exchange rates on the last working day of the quarterly period for which the royalties are due.

12.7	All royalties and other payments due to NTJBPT hereunder and not paid including any balance disclosed by an auditing report as herein provided, will bear interest at the commercial prime lending rate of the 1.5 percent per month, until paid to NTJBPT shall be entitled to such interest in addition to any other right or remedies available to it in respect of default in payments by the Licensee.

12.8	All payments made to NTJBPT under this Agreement shall be made free and clear of any and all taxes, imposts, or similar charges, provided however, that income taxes imposed on amounts payable to NTJBPT and which the Licensee is required to withhold shall be deductible to the extent that such taxes are usable in full as a credit against the [COUNTRY] taxes on income incurred by the Licensee from income generated under this Agreement. In any event, the Parties will be responsible for their respective tax obligations in each Territory.

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

NTJBPT License Agreement	Page 9

12.9	If at any time the conversion of any payment due hereunder and the remittance of same to NTJBPT is blocked or penalized by any governmental authority, whether by law, decree or otherwise, then such payments as the same become due and payable, shall be deposited in the local currency in a local bank or other depository designated by NTJBPT to its order. NTJBPT receipt for such deposit shall then accompany each monthly report in lieu of the payments as required herein.

13.	GOVERNMENT APPROVAL

13.1	In the event that any approval with respect to this Agreement, or the registration thereof, shall be required initially or at any time during the Term, with respect to giving legal effect to this Agreement, or with respect to compliance with exchange regulations or requirements, so as to assure the right of remittance of compensation to NTJBPT hereunder, the Licensee agrees to immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith shall be for the account of the Licensee.

14.	PATENT PROSECUTION AND MAINTENANCE

14.1	NTJBPT shall during the Term pay all fees, do all such acts, and take all such measures before the appropriate authorities as may be necessary to prosecute the Applications so that Patents may issue therefrom and, subject to Section 14.2, to maintain the Patents after issuance.

15.	PATENT MARKING

15.1	All marketing sales or technical documentation relating to the Licensed Products or the Licensed Process shall contain the following notices:

15.1.1	“Manufactured and sold under license from NTJBPT” (in the case of sales of Licensed Products); or

15.1.2	“Used under license from NTJBPT” (in the case of use of the Licensed Process); and

15.1.3	“Patent pending in and in other countries”; or

15.1.4	“Patented in____________ and in other countries, other patents pending”

15.2	Every unit of the Licensed Products marketed or sold hereunder shall bear on its label or packaging the following notices:

15.2.1	“Patent pending in____________ and in other countries”; or

15.2.2	“Patented in____________ and in other countries, other patents pending”.

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15.3	NTJBPT shall be entitled to limit listing of countries in which Patents are pending or have issued in its marking of Licensed Products hereunder, provided always that such marking shall otherwise be in conformity with the requirements of applicable patent law.

16.	THIRD PARTY INFRINGEMENT

16.1	The Licensee undertakes to promptly notify NTJBPT of any actual or threatened infringement or any declaratory judgment action by any person relating to the Patents giving full particulars thereof. The Licensee may request in such notice or at any later time that NTJBPT acknowledge there is an infringement of one or more Patents to an extent which is significantly harmful to the marketing efforts of the Licensee hereunder in respect of the country or countries of the Territory concerned.

16.2	If NTJBPT does not so acknowledge within one month after having received Licensee ’s request pursuant to Section 16.1, the issue of whether there is an infringement of one or more Patents to an extent which is significantly harmful to the marketing efforts of the Licensee hereunder, shall be submitted to an independent patent counsel well versed in the laws of the country or countries concerned, such counsel to be designated by both parties jointly. The costs of the counsel shall be shared equally by the parties. The counsel shall be requested to make his determination of significant harm within one month after both parties have made their representations to the counsel regarding the infringement but no later than one month after the parties has made its representations to such counsel. Neither party shall delay making its representations to the counsel unreasonably.

16.3	If significant harm is acknowledged or established pursuant to Section 16.1 or 16.2, then NTJBPT shall use all reasonable measures, whether by legal action or otherwise, to prevent or stop such infringement. All costs, disbursements and expenses (including legal fees) of such action shall be borne by NTJBPT and any damages recovered in such action shall be for the account of NTJBPT. Licensee agrees to co-operate with NTJBPT in any way necessary, but without expense to the Licensee, in the prosecution of such infringement action.

16.4	If a final judgment of a court of competent jurisdiction is rendered, pursuant to litigation contemplated in Sections 16.3 and 16.4 and as a result, NTJBPT or the Licensee is unable to maintain the exclusive use of the Technology in the Territory, or if NTJBPT or the Licensee has otherwise failed to prevent or stop the infringement activities complained of by the Licensee within 6 months of the Licensee’s request pursuant to Section 16.1, whichever comes first, then the Licensee shall have the following options:

16.4.1	to terminate the Agreement; or

16.4.2	to limit the Agreement to the territorial extent of the country so affected;.

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16.5	In the event:

16.5.1	the Licensee does not request acknowledgement of significant harm pursuant to Section 16.1; or

16.5.2	significant harm is not acknowledged or not established pursuant to Section 16.2; or

16.5.3	the period of 5 years referred to in Section 16.3 has expired.

The Licensee shall be entitled to prosecute a patent infringement action in the name of NTJBPT or otherwise as may be required by local law. The Licensee shall bear all costs, disbursements and expenses (including legal fees) of such action and any damages recovered in such action shall be for the account of the Licensee. NTJBPT agrees to co-operate with the Licensee in any way necessary but without expense to the Licensee, in the prosecution of such infringement action.

16.6	In the event that a final judgment of a court of competent jurisdiction is rendered, pursuant to litigation contemplated in Section 16.7 and as a result, is unable to maintain the exclusive use of the Technology in the country or countries concerned of the Territory, or if NTJBPT has otherwise failed to prevent or stop the infringement activities complained of by the Licensee within 6 months of the Licensee’s notice in the case of Section 16.7 (i) or (iii) or within [NUMBER] months of is request in the case of Section 16.7 (ii), whichever comes first, NTJBPT shall be entitled to limit this Agreement to the territorial extent of the country or countries of the Territory so affected.

16.7	NTJBPT shall not be obliged to take any action after having received the Licensee’s notification or request pursuant to Section 16.1 during the period prior to the issuance of the Patents, except for such action that is required by local law to maintain NTJBPT’s rights and remedies with respect to such prior infringement and which may be enforceable only after issuance of the Patents. The Licensee is entitled to take such action at NTJBPT’s expense if NTJBPT does not take it within a reasonable period after receipt of the Licensee’s notification or request pursuant to Section 16.1.

17.	INTELLECTUAL PROPERTY INDEMNIFICATION

17.1	Except as specifically set forth herein, NTJBPT makes no representations or warranties, express or implied, arising by law or otherwise, with respect to the performance, efficacy or length of life of the Technology, Licensed Products or the Licensed Process in the Field of use, and NTJBPT undertakes to defend, indemnify and hold the Licensee harmless from and against any liability for third party claims against the Licensee resulting from the Licensee’s manufacturing, use or sale of the Technology. Licensed Products or Licensed Process hereunder, including without limitation, any product liability claim or claims for defective Licensed Products or Licensed Process.

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17.2	NTJBPT warrants that the Licensee, in manufacturing, using or selling the Licensed Products or the Licensed Process in the Field of use will not infringe any valid patent, industrial design or copyright in the Territory, and NTJBPT undertakes and agrees immediately upon receipt of the Licensee’s request in writing, to defend, indemnify and hold the Licensee harmless from and against any liability for claims of third parties that the Technology infringes any patent, industrial design and copyright of any such third parties.

17.3	Should the Licensee receive a demand or a cease and desist letter to stop manufacturing, using or selling the Licensed Products or Licensed Process for reason of infringement or be served with an infringement action in respect of any country or countries of the Territory, NTJBPT shall have the option:

17.3.1	to answer or defend at its own cost such letter or action; or

17.3.2	to limit this Agreement to the territorial extent of the country or countries covered by the infringing Technology and reimburse all royalties received in respect of such country or countries within the immediately preceding three years.

17.4	NTJBPT shall render all reasonable assistance to the Licensee in connection with any claim to be defended by the Licensee pursuant to Section 17.3. The Licensee shall have full control of the defense of any such claim, but shall not be free to settle the same without NTJBPT’s consent if by such settlement NTJBPT would be obliged to make payments or to modify its use of the Technology. The Licensee shall advise NTJBPT of its intention to defend any such claim, and shall keep NTJBPT informed on the progress of such defense.

18.	IMPROVEMENTS

18.1	Any improvement, patentable or not, to the Technology, Licensed Products or Licensed Process developed by NTJBPT during the Term shall automatically become part of the Technology licensed hereunder at no additional cost to the Licensee.

18.2	Any improvement, patentable or not, to the Technology, Licensed Products or Licensed Process developed solely by the Licensee during the Term shall belong to NTJBPT, and NTJBPT hereby grants the Licensee a non-exclusive royalty-free license under any such improvements. The Licensee shall have the right to make available NTJBPT and the Licensee’s improvements to other licensees of the Licensee who agree to make available their improvements royalty-free to NTJBPT.

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19.	TERM

19.1	This Agreement shall be effective upon the execution hereof and shall remain in effect indefinitely, for as long as the underlying projects are in operation (the “Term”).

19.2	Notwithstanding Section 19.1, if a Patent which has issued from an Application not existing at the effective date hereof and which has become part of the Technology licensed hereunder pursuant to Section 18.1, expires later than any one of the Patents issuing from Applications existing at the effective date hereof, the Term shall be extended until the expiry of such Patent. However, each party shall have the right to terminate this Agreement by giving a 12 month’s notice to the other party of its intention to so terminate within the extended period.

20.	TERMINATION

20.1	Subject to applicable law, in the event that a) either party is ordered or adjudged bankrupt or all or part of its assets are placed in the hands of a receiver or otherwise enters into any scheme or composition with its creditors; or b) an order or resolution is passed for the dissolution of such party, the other party may at its option terminate this Agreement immediately.

20.2	In the event that either party materially fails to perform or breaches any obligation hereunder and such material default or breach has not been corrected within 90 days, or in the case of a default in payment of royalties within 90 days, of the other party’s notice to that effect, the other party may at its option terminate this Agreement at the expiration of such notice. For greater certainty, should the Licensee be utilizing the Technology pursuant to Section 4.2, the Licensee shall be deemed not in material breach or default of this Agreement for the purpose of this Section 20.2.

20.3	Any termination hereunder by NTJBPT shall be without prejudice to the rights of the Licensee in collecting the amounts due to it by the Licensee and shall not release the Licensee from the obligation to observe and abide by the pending termination and any obligations, which survive termination hereof.

20.4	Upon termination by NTJBPT of this Agreement for the fault of the Licensee pursuant to Section 20.2, the Licensee shall stop using the Technology licensed hereinunder, return all originals and copies of documents containing said Technology, and inform all its relevant personnel and Authorized Sub-Contractors that the activities of the Licensee hereinunder are terminated and that they are not authorized to manufacture, use or sell the Licensed Products or the Licensed Process.

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21.	NOTICES

21.1	Any notice required or permitted to be given hereunder shall be in writing, and hand-delivered, sent by registered or certified mail, sent by telecopier (fax) or email (confirmation copy by registered or certified mail) and addressed, with a copy to:

21.1.1	in the case of NTJBPT

4902 NW 105 Drive
Coral Springs, Florida, 33076
Phone: +1 954 993 2600
Office: +1 954 202 6660

Attention: Dr. Neil D. Williams
Email Address: nwilliams52@gmail.com

21.1.2	in the case of the Licensee

4902 NW 105 Drive
Coral Springs, Florida, 33076
Phone: +1 954 993 2600
Office: +1 954 202 6660

Attention: Dr. Neil D. Williams
Email Address: nwilliams@green3power.com

21.2	Any notice given as aforesaid shall be deemed to have been given if sent by telecopier or similar telecommunications device on the next business day following such transmission; if sent by registered or certified mail, on the 5th business day following such mailing; or if hand-delivered, on the date of such delivery.

21.3	Any party may change its address and email address for service by written notice given as aforesaid.

22.	ASSIGNMENT

22.1	This Agreement and the rights and obligations hereinunder may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

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23.	SUCCESSORSHIP

23.1	This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

24.	SEVERABILITY

24.1	Should any part or provision of this Agreement be held illegal or unenforceable, the validity of the remaining parts or provisions shall not be affected by such holding and the parties hereto agree to negotiate in good faith to amend or replace any such part or provision that has been found to be illegal or unenforceable.

25.	ENTIRE AGREEMENT

25.1	This Agreement contains the entire agreement and undertaking between the parties with respect to the subject matter hereof and supersedes all prior discussions, representations, understandings and agreements whether oral or in writing including, without limitation, the Non- Disclosure Agreement.

26.	AMENDMENT

26.1	This Agreement cannot be modified otherwise than by written instrument signed by both parties.

27.	WAIVER

27.1	Failure by either party to notify the other of any default or tolerance by either party of the non- execution of any obligation hereunder, shall not constitute abandonment of right, acknowledgement of modification of this Agreement or waiver of any recourse in damages or otherwise against the defaulting party.

28.	GOVERNING LAW

28.1	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, in the United States of America.

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29.	ARBITRATION

29.1	All disputes arising in connection with this Agreement shall be finally settled by one or more arbitrators appointed in accordance with the rules of the American Arbitration Association. Any such arbitration shall be held in Miami, Florida, and shall be conducted in the English language only.

29.2	The Parties agree to use best efforts to resolve disputes in an informal manner. Where the Parties agree that a dispute arising out or in connection with this Agreement would best be resolved by the decision of an expert, they will agree upon the nature of the expert required and together appoint a suitable expert by agreement. Failing this, the Parties in dispute hereby agree to abide by the process of Binding Arbitration wherein each party shall appoint an Arbitrator. An independent Arbitrator shall be selected and appointed by the Arbitrators nominated by the parties in dispute. The award of the Council of Arbitrators shall be taken to be final.

29.3	Any person to whom a reference is made under Clause 15.2 shall act as expert and not as an arbitrator and his decision (which shall be given by him in writing and shall state the reasons for his decision) shall be final and binding on the Parties except in the case of manifest error or fraud.

29.4	Each Party shall provide the expert with such information and documentation as he may reasonably require for the purposes of his decision.

29.5	The costs of the expert shall be borne by the Parties in such proportions as the expert may determine to be fair and reasonable in all circumstances or, if no determination is made by the expert, by the parties in equal proportions.

30.	INTERPRETATION

30.1	The headings of the Articles of this Agreement do not form part of this Agreement and shall not be referred to for its interpretation.

31.	FORCE MAJEURE

31.1	If performance of this Agreement is delayed or prevented by act of God, actions of the elements, fire, labor disturbances, failure or lack of transportation facilities, shortage of labor, material or supplies, inability to obtain equipment or parts, breakdown of equipment, interruption of power or waters war, invasion, civil disturbance, enactment of legislation or issuance of governmental order or regulation beyond either party’s reasonable control, performance by either party hereunder to the extent so delayed or prevented, shall be excused.

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IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at FORT LAUDERDALE, FLORIDA on the date indicated above.

LICENSOR	LICENSEE

Authorized Signature	Authorized Signature

Neil D. Williams, President and CEO	Neil D. Williams, President and CEO
Print Name and Title	Print Name and Title

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SCHEDULE “A”

Country Patent Applications or Trade Secrets

COUNTRY	SERIAL NO.	FILING DATE

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SCHEDULE “B”

Foreign Patent Application

COUNTRY	SERIAL NO.	FILING DATE

G3P License Agreement 13 oct 14	NTJB Power Technology, LLC

Exhibit “D”
Shareholders’ Agreement

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”), dated as of the date last written below, yet effective for all purposes as of October __, 2014, is entered into among BIOPOWER OPERATIONS CORPORATION, a Nevada corporation (the “Company”), and each of the Persons (defined hereinafter) set forth in Schedule 1 attached hereto (each such Person, a “Shareholder” and, collectively, the “Shareholders”). The Company and the Shareholders may be referred to hereinafter individually as a “Party” and, collectively, as the “Parties.” Any capitalized term herein that is not independently defined herein shall be ascribed its meaning under the Share Exchange Agreement.

RECITALS

WHEREAS, the Parties are also parties to that certain Share Exchange Agreement of even date hereof (the “Share Exchange Agreement”); and

WHEREAS, in accordance with the Share Exchange Agreement and as the Company and the Shareholders independently concluded, the Parties believe it to be in their respective best interests to set forth in this Agreement their respective rights and obligations in connection with their status as Shareholders of the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions

Capitalized words or phrases used herein and not otherwise defined within the context in which they appear shall have the meanings set forth in this Article I; provided, however, that as to any capitalized word or phrase that may neither be defined within the context in which it may appear, nor within this Article I, same shall be ascribed their meanings set forth in the Share Exchange Agreement.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Articles of Incorporation” means the articles of incorporation of the Company, as filed on with the Secretary of State of the State of Nevada and as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Board” has the meaning set forth in 0.

“Business” means the business and affairs of the Company and its Subsidiaries as presently conducted and any such future business of the Company and its Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Broward County, Florida are authorized or required to close.

“Bylaws” means the Bylaws of the Company, as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Capital Stock” means the Common Stock and Preferred Stock of the Company, collectively.

“Common Stock” means the common stock, $.0001 par value per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person that directly or indirectly competes with the Company in the Business (or any portion thereof) and/or whose business is or includes the Business (or any portion thereof).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Financing Equity” means any Capital Stock, warrants or other similar rights to purchase Capital Stock issued to lenders or other institutional investors (excluding the Shareholders) in any arm’s length transaction providing debt financing to the Company.

“Fiscal Year” means for financial accounting purposes, December 1 to November 30.

“G3P Shareholders” means Company shareholders J2SB International, LLC, Thomas Roberts, SGP, LLC, 4Times, LLC, and Rafael Aguayo.

“G3P Entities” means Company subsidiaries GREEN³POWER HOLDINGS COMPANY, a Delaware corporation and its’ subsidiaries.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Initial Public Offering” means any underwritten public offering of Capital Stock pursuant to a registration statement filed in accordance with the Securities Act, other than pursuant to a registration statement on Forms S-1, S-4 or Form S-8 or any similar or successor form.

“Information” has the meaning set forth in 0.

“Kohn” means Company shareholder Robert Kohn, or/and, as applicable, his indirect interest as a shareholder in the Company through his interest in Company shareholder China Energy Partners, LLC.

“Nelson” means Company shareholder Bonnie Nelson or/and, as applicable, her indirect interest as a shareholder in the Company through her interest in Company shareholder China Energy Partners, LLC..

“Organizational Documents” means the Company’s Bylaws and Certificate of Incorporation.

“Permitted Transferee” means with respect to any Shareholder, (a) any Affiliate of such Shareholder and (b) any Person to whom shares of Capital Stock are Transferred from such Shareholder (i) by will or the laws of descent and distribution or (ii) by gift without consideration of any kind, provided in the case of (i) and (ii) that such transferee is the spouse or the lineal descendant, sibling or parent of such Shareholder or a trust that is for the exclusive benefit of such Shareholder or his, her or its Permitted Transferees.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Preferred Stock” means the $1 par value preferred stock of the Company as authorized and designated from time to time by the Company in accordance with its Articles of Incorporation and Bylaws and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Reiner” means Company shareholder Robert Reiner.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, principals, financial advisors, counsel, accountants and other agents of such Person.

“Williams” means Neil Williams, a Shareholder of the Company.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Series B Preferred Stock” means the Series B Preferred Stock of the Company as authorized in the Company’s Certificate of Designation which is to be filed with the Nevada Secretary of State pursuant to the terms of the Share Exchange Agreement.

“Shareholders” has the meaning set forth in the preamble.

“Share Exchange Agreement” means the Share Exchange Agreement of even date hereof, by and among the Company, on the one hand, and the Shareholders, who are the shareholders of the Green3Power Entities, on the other.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Capital Stock owned by a Person or any interest (including a beneficial interest) in any Capital Stock owned by a Person.

Management and Operation of the Company

Board of Directors.

The Shareholders agree that the business and affairs of the Company shall be managed through a board of directors (the “Board”) in accordance with the applicable provisions of Company’s Organizational Documents and pursuant to Applicable Laws. The Shareholders acknowledge that Robert Kohn, Bonnie Nelson and Michael Dinkes constitute the present members of the Board.

The Board shall consist of as many directors as the shareholders may determine from time to time, consistent with the Company’s Articles of Incorporation, subject to the following:

three (3) members shall be designated by China Energy Partners, LLC (the “China Energy Designee”) and they consist of Robert Kohn, Bonnie Nelson, and Michael Dinkes;

one (1) shall be designated by Williams (the “Williams Designee”); the Shareholders, and existing Company shareholder, China Energy, hereby agree to cause the votes of their shares in the Company to elect, or, as applicable, their own vote, or that of their board designee, to cause the Company’s board of directors to appoint, Dr. Neil Williams (“Williams Designee”) to the board of directors of the Company. Additionally, the Shareholders and China Energy also hereby agree to cause the Company, or as applicable, the Company’s subsidiary G3P Entities to appoint Williams as the Chairman, CEO and President of the G3P Entities.

the Shareholders and China Energy agree that they shall vote their shares in the Company to elect, or, as applicable, vote as a board member of the Company’s board of directors, or otherwise cause their board designee to appoint, Reiner to the Board once the Company obtains directors’ and officers’ indemnity insurance;

the remaining present and prospective directors shall be elected by a vote of the shareholders of the Company, including the G3P shareholders hereunder, in accordance with the Company’s Organizational Documents and pursuant to Applicable Laws.

Meetings of the Board of Directors. Meetings of the Board shall be called and conducted in accordance with the applicable provisions of the Company’s Organizational Documents and pursuant to Applicable Laws.

Section 2.03 Matters Regarding G3P Entities. Kohn, Nelson and the G3P Shareholders shall cause their votes as direct or indirect Company shareholders, and/or shall cause their Company designees to the Board, to vote or designate, as applicable, the following persons or constituents to the boards of directors of the G3P Entities: Kohn, Nelson and four (4) of the G3P Shareholders.

Section 2.04 Resolution to Cause $25 Million Capital Raise. Kohn, Nelson and the G3P Shareholders shall cause their votes as Company shareholders and/or cause their Company designees to the Board to vote or resolve, as applicable to cause the Company to adopt appropriate resolutions authorizing the undertaking of a private equity capital raise of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000), consistent with the parameters set forth in Section 3.07 of the Share Exchange Agreement as detailed on Exhibit “E” thereto.

Section 2.05 Company’s Entry into Management and Operating Agreement. Kohn, Nelson and the G3P Shareholders agree that they shall vote their shares of the Company’s Common Stock or/and their votes as members of the boards of directors of the Company and the G3P Entities to cause the Company to enter into a Management and Operations Agreement, consistent with the provisions of the Section 3.08 of the Share Exchange Agreement and the form thereof attached as Exhibit “F” thereto.

Transfer of Interests

General Restrictions on Transfer.

Except as allowed under the Lock-Up Agreement, each Shareholder agrees that such Shareholder will not, directly or indirectly, voluntarily or involuntarily, Transfer any of its Capital Stock for a period of TWO (2) YEARS from the date hereof.

Prior notice shall be given to the Company by the transferor of any Transfer to a Permitted Transferee of any Capital Stock. Prior to consummation of any Transfer by any Shareholder of any of its Capital Stock, such party shall cause the Permitted Transferee to execute and deliver to the Company a joinder to this Agreement, agreeing to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Shareholder of any of its Capital Stock, in accordance with the terms of this Agreement, the Permitted Transferee shall be substituted for, and shall assume, all the rights and obligations of such transferring Shareholder under this Agreement. If a Permitted Transferee is an Affiliate of, or a trust for the exclusive benefit of certain persons related to a Shareholder, but following the Transfer of Capital Stock by such Shareholder such Permitted Transferee is to cease to be an Affiliate of, or such trust is to cease to be for the exclusive benefit of such persons related to such Shareholder, as the case may be, such Permitted Transferee shall immediately prior to ceasing to be an Affiliate of such Shareholder, or such trust, shall immediately prior to ceasing to be for the exclusive benefit of such Persons, as the case may be, Transfer such Capital Stock back to such Shareholder or one of the Shareholder’s Permitted Transferees.

Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Capital Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, and then, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company. In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Company as a result of any regulatory or other restrictions imposed by any Governmental Authority. Robert Reiner agrees to only restrict 1,500,000 shares of BioPower common stock per this Agreement and there are no restrictive covenants on any other shares of Robert Reiner or his affiliates. Any Transfer or attempted Transfer of any Capital Stock in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Capital Stock for all purposes of this Agreement.

Non-Compete and Other Agreements

Non-Compete. No Shareholder nor any of its Permitted Transferees shall directly or indirectly through one or more of any of their respective Affiliates, own, manage, operate, control or participate in the ownership, management, operation or control of any Competitor, for so long as such Person is a Shareholder and for a period of two (2) years following such Shareholder or any Permitted Transferee ceasing to be bound by this Agreement or the termination of this Agreement; provided that nothing in this 0 shall prohibit such Shareholder or any of its Permitted Transferees or any of their respective Affiliates from acquiring or owning, directly or indirectly:

up to 2% of the aggregate voting securities of any Competitor that is a publicly traded Person; or

up to 2% of the aggregate voting securities of any Competitor that is not a publicly traded Person; provided that neither such Shareholder nor any of its Permitted Transferees, directly or indirectly through one or more of their respective Affiliates, designates a member of the board of directors (or similar body) of such Competitor or its Affiliates or is granted any other governance rights with respect to such Competitor or its Affiliates (other than customary governance rights granted in connection with the ownership of debt securities).

Blue Pencil. If any court determines that any of the covenants set forth in 0, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

Confidentiality.

Each Shareholder shall, and shall cause its Representatives to, keep confidential and not divulge any information (including all budgets, business plans and analyses) concerning the Company, including its assets, business, operations, financial condition or prospects (“Information”), and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company; provided that nothing herein shall prevent any Shareholder from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Shareholder, (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Shareholders, (vi) to such Shareholder’s Representatives that in the reasonable judgment of such Shareholder need to know such Information or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Capital Stock from such Shareholder as long as such transferee agrees to be bound by the provisions of this 0 as if a Shareholder, provided further, that in the case of clause (i), (ii) or (iii), such Shareholder shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

The restrictions of 0 shall not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or any of its Representatives in violation of this Agreement; (ii) is or becomes available to a Shareholder or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Shareholder and any of its Representatives, (iii) is or has been independently developed or conceived by such Shareholder without use of the Company’s Information or (iv) becomes available to the receiving Shareholder or any of its Representatives on a non-confidential basis from a source other than the Company, any other Shareholder or any of their respective Representatives, provided that such source is not known by the recipient of the information to be bound by a confidentiality agreement with the disclosing Shareholder or any of its Representatives.

Special Shareholder Rights

Financial Statements. The Company shall furnish copies of the Company’s Financial Statements to Shareholders as may be required under Applicable Laws or pursuant to any other agreement.

Access to Information. Notwithstanding anything herein to the contrary, the Company shall furnish information or provide access to information as may be required pursuant to a valid Shareholder request under Applicable Laws.

Representations and Warranties

Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to the Company and each other Shareholder that:

If such Shareholder is a business entity, such Shareholder duly organized, validly existing and in good standing under the laws of the state of its incorporation, organization, or formation.

If such Shareholder is a business entity, such Shareholder has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Shareholder. Such Shareholder has duly executed and delivered this Agreement.

This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Shareholder is a party.

Except for this Agreement, such Shareholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Capital Stock, including agreements or arrangements with respect to the acquisition or disposition of the Capital Stock or any interest therein or the voting of the Capital Stock (whether or not such agreements and arrangements are with the Company or any other Shareholder).

Term and Termination

Termination. This Agreement shall terminate upon the earliest of:

the consummation of a merger or other business combination involving the Company whereby the Capital Stock or the securities received in exchange for the Capital Stock becomes or is a security that is listed or admitted to trading on the NASDAQ Stock Market, the New York Stock Exchange or another national securities exchange;

the date on which none of the Shareholders holds any Capital Stock;

the dissolution, liquidation, or winding up of the Company; or

upon the unanimous agreement of the Company and the Shareholders.

Effect of Termination.

The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not affect:

the existence of the Company;

the obligation of any Party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

the rights which any Shareholder may have by operation of law as a shareholder of the Company; or

the rights contained herein which, but their terms are intended to survive termination of this Agreement.

The following provisions shall survive the termination of this Agreement: this 0 and ARTICLE IV, 0, and 0 .

Miscellaneous

Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Release of Liability. In the event any Shareholder shall Transfer all of the Capital Stock held by such Shareholder in compliance with the provisions of this Agreement without retaining any interest therein, then such Shareholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder (other than 0 and 0 VIII) for events occurring from and after the date of such Transfer.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt) or (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this 0):

If to the Company:	BioPower Operations Corporation
1000 Corporate Dr.
Ste. 200
Ft. Lauderdale, FL 33334
Attention: Robert Kohn

rkohn@biopowercorp.com

If to any Shareholder:	To the address set forth on Schedule 1 attached hereto.

Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Entire Agreement. This Agreement and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Organizational Document, the Shareholders and the Company shall, to the extent permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, legal representatives, successors and permitted assigns.

No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their Permitted Transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Amendment and Modification; Waiver.

Subject to 0, no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Shareholders holding at least eighty-five percent (85%) of the outstanding voting Capital Stock held by such Shareholders at the time of such proposed amendment or modification; provided that, to the extent each provision requires a greater percentage vote, then such provision shall not be amended, waived or otherwise modified by less than the percentage called for by such provision. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

In addition, any amendment, waiver, or modification of any provision of this Agreement that would adversely affect the rights of any Shareholder in an a manner that is adverse relative to the treatment of any other Shareholder shall also require the prior written consent of such Shareholder; provided that any amendment, waiver or modification to Error! Reference source not found. shall require the written consent of each Shareholder, regardless of the relative effect of such amendment as compared to the other Shareholders.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Florida.

Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the County of Palm Beach, Florida, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified mail in accordance with 0 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Equitable Remedies. Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conduction the suit, including reasonable attorney’s fees and expenses.

Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE SHARE EXCHANGE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SHARE EXCHANGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS 0.

Further Assurances. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and of the Share Exchange Agreement and give effect to the transactions contemplated hereby and thereby.

Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be an original. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to an electronic mail message, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Shareholders’ Agreement to be executed as of the date last written by them, or as applicable, by their respective officers thereunto duly authorized.

THE COMPANY:

BIOPOWER OPERATIONS CORPORATION, a Nevada corporation

By:
Name:	Robert Kohn
Title:	President

SHAREHOLDERS:

J2SB INTERNATIONAL, LLC, a _____________ limited liability company

By:
Neil Williams, Manager

Date:	_______________

THOMAS ROBERTS

Date:	_______________

SGP, LLC, a Delaware limited liability company

By:
Joel R. Oppenheim, Manager

Date:	_______________

4Times, LLC, a ____________ limited liability company

By:
Benjamin M. Williams, Manager

Date:	_______________

RAFAEL AGUAYO

Date:	_______________

ROBERT REINER

Date:	_______________

ROBERT KOHN

Date:	_______________

CHINA ENERGY PARTNERS, LLC, a _________ limited liability company

By:
Robert Kohn, a Manager

Date:	_______________

JOINDER OF ENTITY SHAREHOLDER MEMBER PRINCIPALS

The undersigned principals of the Shareholder parties to this Agreement that are not individuals hereby join in this Shareholders Agreement for purposes of reconfirming their agreement to be bound by the obligations owing by their Shareholder entities under this Agreement, including the covenants of non-competition and confidentiality set forth at Sections 4.01 and 4.03, respectively, of this Agreement.

As to J2SB International, LLC:

Neil Williams

Date: __________________

As to SGP, LLC:

Joel R. Oppenheim

Date: __________________

As to Times4, LLC:

Benjamin M. Williams

Date: __________________

RISKLESS PARTNERS, LLC

Bonnie Nelson

Date: __________________

SCHEDULE 1

SHAREHOLDERS

Shareholder Name	Address	Number and Class of Shares Owned

J2SB International, Inc.		___________ shares of Common Stock; ___________ shares of Preferred Stock

Thomas Roberts		___________ shares of Common Stock; ___________ shares of Preferred Stock

SGP, LLC		___________ shares of Common Stock; ___________ shares of Preferred Stock

4Times, LLC		___________ shares of Common Stock; ___________ shares of Preferred Stock

Rafael Aguayo		___________ shares of Common Stock; ___________ shares of Preferred Stock

China Energy Partners, LLC		_____0______ shares of Common Stock; ____1_______ shares of Preferred Stock A

Robert Kohn		7,297,400 shares of Common Stock; ______0____ shares of Preferred Stock

Riskless Partners, LLC		5,805,000 shares of Common Stock; ______0_____ shares of Preferred Stock Series A

Robert Reiner		1,500,000 shares of Common Stock; _____0______ shares of Preferred Stock Series A

Exhibit “E”

Follow-On Capital Raise Transaction

BioPower’s Board has approved that BioPower in conjunction with G3P can raise up to $25 MM with a CV Preferred Stock or comparable financing mechanism including no more than 9.99% for the conversion to common stock. We have a budget exhibit for the Use of Proceeds for the $25,000,000 (See Exhibit “H”)

Exhibit “F”

 Management and Operations Agreement

Management AND Operations Agreement

THIS MANAGEMENT AND OPERATIONS AGREEMENT (“Agreement”) is entered into as of the date last written below, yet is effective for all purposes as of October ___, 2014 between BIOPOWER OPERATIONS CORPORATION, a Nevada corporation (“BioPower”), on the one hand, and GREEN3POWER HOLDINGS COMPANY., a Delaware corporation (“G3P Holdings”), and its’ subsidiaries, collectively, the “G3P Entities”). This Agreement is entered into incident to the consummation by BioPower and G3P Holding, and certain of their affiliates, of the transactions documented under that certain SHARE EXCHANGE AGREEMENT of even date hereof (the “SEA”); consequently, any capitalized term herein that is not independently defined shall be ascribed its meaning under the SEA.

Recitals:

1. Incident to the closing of the SEA, the persons previously holding 100% of the equity interests in G3P Holdings exchanged all their equity interests in G3P Holdings for common and preferred capital stock in BioPower, and, thereupon, G3P Holdings became a 100% owned subsidiary of BioPower;

2. G3P Entities were and continue to be 100% owned subsidiaries of G3P Holdings; hence, they, become sub-subsidiaries of BioPower;

3. Notwithstanding the parent-subsidiary relationship of BioPower as to G3P Holdings resulting through the consummation of the SEA, part of the basis for the parties’ bargain thereunder was post-closing there would be available certain degrees of earned independence in the management of the G3P Entities upon the realization of certain financial benchmarks, as well as the possibility of engaging in certain joint venture undertakings as between BioPower and one or more the G3P Entities designed to result in a priority financial benefit them through the articulated departure from certain elements of the conventional subsidiary-to-parent pass-through, effectuated through those joint ventures; and

4. The parties desire to further memorialize the aforesaid arrangements in this Agreement.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I

Agreements of the Parties

1.1 G3P Entities’ Conditional Managerial Independence. The board of directors of G3P Holdings and the other G3P Entities’ boards of directors shall be authorized to expend and invest, on a consolidated basis, net GAAP income as such amounts are required for the growth of the business to produce greater profits, after tax and interest and reduced by any dividends or interest paid on the intended Convertible Preferred Stock or Debenture financing in the event that the said amount exceeds TWENTY-FIVE MILLION DOLLARS ($25,000,000) during the EIGHTEEN (18) months subsequent to the Effective Date, with the G3P Entities’ boards or directors reserving the discretion to reasonably modify or amend said amount.

1.2 Restriction on Acquisitive Corporate Transactions. The G3P Entities shall be required to obtain authorization by the BioPower board of directors to engage in any acquisitive corporate transaction of any nature whatsoever. The G3P Entities Agree that in any case in which the BioPower board of directors has authorized any acquisitive corporate transaction it will comply with such due diligence processes as may be specified by that body.

1.3 Limit on G3P Entity Expenditures and Investment. The G3P Entities shall not expend amounts or incur debt in excess of the $25 million amount budgeted for the first EIGHTEEN (18) months from the Effective Date, unless expenditures or investments in excess of said amount are out of organically generated GAAP net operating income, as reduced by federal income tax, interest and any dividends paid for the intended Convertible Preferred Stock financing.

1.4 Prohibition on Affiliation with Felons and Disqualified Parties. The G3P Entities shall not enter into any joint venture or contract with any party comprised of persons who are known felons or persons who have been disqualified by the engineering board.

1.5 Compliance with Laws. The G3P Entities shall comply with all applicable law, including the Foreign Corrupt Practices Act and any analogues thereto.

1.6 Reserve for Convertible Preferred Stock Dividends. G3P will place a reserve with BioPower equaling no less than two (2) years of dividends or interest for any capital financing of up to $25,000,000 before any expenditures from such financing or from GAAP profits earned.

1.7 Accounting and Treasury Functions Vested in BioPower. BioPower hereby reserves sole authority, and the G3P Entities hereby expressly acknowledge and agree to comply, to perform all accounting and treasury functions respective to the G3P Entities.

1.8 Agreement Regarding Overtures for Joint Ventures. The Parties agree that BioPower may from time to time present future proposals to pursue projects with one or more of the G3P Entities, and in any case in which any said one or more G3P Entity will do business with BioPower in respect of such one or more circumstances, the parties hereby agree that any of same would be conducted as joint ventures in separate entities wherein profits derived therefrom would be divided by the joint venture parties on a 50%/50% basis.

ARTICLE II
MISCELLANEOUS

2.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the parties irrevocably consents and agrees that any controversy arising under and in connection with this Agreement and the transactions documented herein are to be submitted to mediation by the boards of directors of BioPower and G3P Holdings which shall be conducted in good faith to an equitable settlement. Failing resolution of any such controversy as aforesaid, doctrines of conventional corporate governance under Chapter 607, Florida Statutes and BioPower’s governing documents shall be invoked to bring about a final lawful resolution.

2.2 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, addressed as follows:

If to G3P Holdings, to:

Dr. Neil Williams, Chief Executive Officer

Designee of the G3P Shareholders

1000 Corporate Drive, Suite 200

Ft. Lauderdale, FL 33334

nwilliams@green3power.com

If to BioPower, to:

Robert Kohn, Chairman CEO

BioPower Operations Corporation

1000 Corporate Drive, Suite 200

Ft. Lauderdale, FL 33334

rkohn@biopowercorp.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and signed for, and (iii) three (3) days after mailing, if sent by registered or certified mail and signed for.

2.3 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

2.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

2.5 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

2.6 Best Efforts. Subject to the terms and conditions herein provided, each party of the G3P Entities and BioPower shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated in accordance with the spirit hereof and consistent with the relevant sections of the SEA. Each party of the G3P Entities and the Company also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

2.7 Further Assurances. From time to time, as and when reasonably requested by any party hereto after the Closing, the other Parties will (at the expense of the requesting Party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purposes of this Agreement.

2.8 Advice of Counsel. Each party to this Agreement represents and warrants to each other party that such party has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, and has executed this Agreement based upon such party’s own judgment and advice of independent legal counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be as of the date last below written.

THE COMPANY:

BIOPOWER OPERATIONS CORPORATION,
a Nevada corporation

By:
Robert Kohn, President

Date:	_______________

G3P ENTITIES:

GREEN3POWER HOLDINGS COMPANY,
a Delaware corporation

By:
Neil Williams, President

Date:	_______________

Exhibit “G”
Employment Agreements

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into by and among GREEN3POWER HOLDINGS COMPANY, a Delaware corporation (“Employer”) and THOMAS ROBERTS, an individual (“Employee”), to be effective as of October _____, 2014 (“Effective Date”).

WITNESSETH:

WHEREAS, Employer has completed a business transaction with BIOPOWER OPERATIONS CORPORATION, a Nevada corporation, pursuant to that certain Share Exchange Agreement of even date hereof (the “SEA”) in connection with which, among other things, Employer agreed to employ, and Employee agreed to be employed, on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the parties hereby agree as follows:

ARTICLE 1.

EMPLOYMENT AND DUTIES

1.1 Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee, and Employee agrees to be employed by Employer, for a term of four (4) years commencing on the Effective Date, subject to extension or early termination as provided herein (the “Term”).

1.2 Employee shall be employed in the position and have the role, authority and responsibilities set forth on Exhibit A attached hereto and incorporated herein by this reference. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee’s abilities, the duties and services generally appertaining to such position and as determined by Employer, as well as such other positions, duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures applicable to senior management personnel as Employer may establish from time to time. Employee shall initially work in the State of Florida on Employer’s gasification and advanced biofuels production technologies. However, Employee acknowledges that Employer intends to develop and market such products and technologies in various geographic areas throughout the United States, outside of the State of Florida, and Employee may be required to travel or relocate, as determined to be necessary by Employer, to operate the business in any area in which Employer or its subsidiaries develops or produces its products and services.

1.3 Employee shall, during the period of Employee’s employment by Employer, devote Employee’s full business time, energy and best efforts to the business and affairs of Employer. Employee may not be employed by any other person, firm, or entity, or engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee’s performance of Employee’s duties hereunder except for any previous relationships with Atlas companies.

1.4 Employee acknowledges and agrees that Employee owes a duty of loyalty, fidelity and allegiance to act at all times during employment in the known interests of Employer and to knowingly do no act which would injure Employer’s business, its interests, or its reputation. Employee shall not, during the Term of this Agreement or any extension or renewal thereof, engage, directly or indirectly (as defined below), in any activity which constitutes a Conflict of Interest (as defined below). For purposes of this Article 1: (a) “Conflict of Interest” means, without limitation, any act or activity, or any interest in connection with, or benefit from any act or activity, which knowingly is adverse to the interests of, or would in any way injure, Employer or any of its affiliates, provided that a passive investment of not more than 2% of the outstanding equity securities of an entity whose securities are then being regularly traded in open-market brokerage transactions (either on a stock exchange or over-the-counter) shall not constitute a Conflict of Interest; and (b) “directly or indirectly” means, without limitation, participation for Employee’s own account or as an owner, shareholder, partner, director, officer, member, manager, employee, associate, creditor or agent of any other person or organization or through Employee’s spouse or other family relation. In keeping with Employee’s duties to Employer, Employee agrees that Employee shall not knowingly become involved in a Conflict of Interest with Employer or its affiliates, or upon discovery thereof, shall not allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to Employer any facts that might involve such a Conflict of Interest that has not been approved by Employer’s board of directors.

1.5 Employer and Employee recognize that it is impossible to provide an exhaustive list of actions or interests that constitute a “Conflict of Interest.” Moreover, Employer and Employee recognize there are many borderline situations. In some instances, full disclosure of facts by the Employee to Employer, in writing when possible, may be all that is necessary to enable Employer or its affiliates to protect its interests. In other instances, if no improper motivation appears to exist, and the interests of Employer or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for Employer to terminate the employment relationship, subject to Section 3.1(i), below. Employer reserves the right to take such reasonable action as, in its sole judgment, will end the conflict.

1.6 During the course of employment with Employer, the Employee has and will come into contact and become familiar with Employer’s employees, agents, owners, officers, directors and managers, and the respective knowledge, skills, abilities, salaries, commissions, draws, benefits, and other matters with respect to such employees, agents and other persons, all of which information is not generally known to the public, but has been developed, acquired or compiled by Employer at its great effort and expense. Any solicitation, luring away or hiring of such employees of Employer will be highly detrimental to the business of Employer and may cause serious loss of business and great and irreparable harm. Consequently, the Employee covenants and agrees that during the course of Employee’s employment by Employer and for a period of two (2) years after the termination or expiration of such employment, whether voluntary or involuntary, the Employee shall not, directly or indirectly, whether on behalf of Employee or others, solicit, lure or hire away any employees of Employer, or assist or aid in any such activity.

1.7 During the Term of this Agreement and at any time thereafter, the Employee shall not, directly or indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to, or could be reasonably construed to tend to, defame Employer and/or any affiliate of Employer, or any of their reputations, nor shall the Employee assist any other person, firm or company in so doing.

1.8 For purposes of this Agreement, the parties hereto acknowledge and agree that at all times during the Term hereof: (i) Employee may technically be or become an employee of the parent or a subsidiary of Employer for payroll matters, workers compensation and other employee benefit matters and the like, he will be working at all times under the direction and control of Employer; (ii) in the event the parent or a subsidiary of Employer fails to, or is unable to, make any payments to Employee that are required under this Agreement, Employer shall be liable for such payments to Employee as if Employer were Employee’s primary employer; and (iii) Employer has the full right and authority to terminate Employee’s employment for Employer hereunder, pursuant to the terms and limitations of this Agreement. For the foregoing reasons, the parties further acknowledge and agree that the economic reality of this Agreement is that Employee is an employee of Employer for all legal purposes other than those employment matters that may lawfully apply in an employment relationship between a subsidiary of its parent corporation and an employee.

ARTICLE 2.

COMPENSATION AND BENEFITS

2.1 Employee’s annual base salary shall be as set forth on Exhibit A. Employee’s salary shall be paid in equal or nearly equal installments in accordance with Employer’s standard payroll practice, but in no event less often than twice per month.

2.2 While employed by Employer (both during the Term and thereafter), Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer’s employees, at Employer’s sole discretion. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, vacation, 401(k) and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.

2.3 Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the board of directors of Employer, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfounded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

2.4 Employee hereby authorizes Employer to withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.5 Employee’s compensation begins when the Company is funded or has sufficient cash flow to pay employee’s salary.

ARTICLE 3.

TERMINATION PRIOR TO EXPIRATION OF TERM AND

EFFECTS OF SUCH TERMINATION

3.1 Notwithstanding any other provisions of this Agreement, Employer and/or Employer shall have the right to terminate Employee’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

(i) For “cause” upon the good faith determination by Employer that “cause” exists for the termination of the employment relationship. As used in this Section 3.1(i), the term “cause” shall mean [a] Employee’s gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement resulting in a material, adverse effect on Employer or its affiliates or its or their reputation, business relationships, other employees, or customers; [b] Employee’s conviction of a felony, or of a misdemeanor involving moral turpitude, in any federal or state court; [c] a reasonable determination by Employer that Employee has violated the Conflict of Interest provisions of Sections 1.4 and 1.5 of this Agreement and failure by Employee to eliminate such Conflict of Interest within ten (10) days after notice from Employer to do so, or, if it is impossible to eliminate such Conflict of Interest within such ten (10) days, failure to commence within such ten (10) days any action necessary to eliminate such Conflict of Interest and thereafter to continue diligently to pursue such action until elimination of such Conflict of Interest, within no more than thirty (30) days after such notice; [d] Employee’s breach of any material provision of this Agreement (other than Section 1.5) that remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach. It is expressly acknowledged and agreed that the decision as to whether “cause” exists for termination of the employment relationship by Employer is delegated to the board of directors of Employer for determination;

(ii) For “convenience.” As used in this Section 3.1(ii), “convenience” shall mean any other reason whatsoever, with or without cause, in the sole discretion of Employer, including, without limitation, [a] upon Employee’s death; or [b] upon Employee’s long-term disability.

a. Death. In the event that the Employee dies during the term of this Agreement, Employer shall pay to the Employee’s executors, legal representatives or administrators an amount equal to the Employee’s salary set forth in Section 2.1 hereof for the month in which the Employee dies, less any amounts already paid to Employee for such month. Thereafter, Employer shall have no further liability or obligation hereunder to the Employee’s executors, legal representatives, administrators, heirs, assigns or any other person claiming under or through the Employee; provided, that Employee’s estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of Employer and in which Employee participated.

b. Disability. In the event that Employee is unable to fully perform the Employee’s duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for three (3) months, which cannot be accommodated as required under the Americans with Disability Act, the Employee shall continue to be compensated as provided in Section 2.1 hereof, with any offsets for any payments due the Employee under any disability benefit programs, including Social Security disability, workers’ compensation and disability retirement benefits, and as provided under Employer’s corporate policies and procedures. After the expiration of the three (3) month period, this Agreement may be terminated by Employer, and Employer shall not have any further liability or obligation to the Employee for compensation hereunder; provided, that Employee shall be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of Employer and in which he participated.

The termination of Employee’s employment by Employer prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4 hereof. The termination of Employee’s employment by Employer prior to the expiration of the Term shall constitute a “Termination for Convenience” if made pursuant to Section 3.1(ii); the effect of such termination is specified in Section 3.3 hereof.

3.2 Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of this Agreement for any of the following reasons:

(i) For “cause.” As used in this Section 3.2(i), the term “cause” shall mean a material breach by Employer of any material provision of this Agreement that remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer; or

(ii) For “convenience.” As used in this Section 3.2(ii), the term “convenience” shall mean any other reason whatsoever, in the sole discretion of Employee.

Employee’s termination of his employment prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 3.2(i); the effect of such termination is specified in Section 3.3 hereof. Employee’s termination of his employment prior to the expiration of the Term shall constitute a “Termination for Convenience” if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.5 hereof.

3.3 If Employee’s employment hereunder shall be terminated by Employee for Cause or by Employer for Convenience prior to expiration of the Term, Employee shall be entitled, in consideration of Employee’s continuing obligations (other than employment) hereunder after such termination (including, without limitation, Employee’s non-competition obligations), to receive Employee’s earned but unpaid salary through the date of termination. Employee understands that the only amounts due in case of Termination for Convenience by Employer or Termination for Cause by Employee are those stated in this Section 3.3. If Employee seeks or demands compensation in addition to the compensation stated in this Agreement, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

3.4 If Employee’s employment hereunder shall be terminated by Employer for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination; provided that this Section 3.4 shall not constitute a waiver by Employee of any statutory right or rights Employee may have to continue to receive benefits after termination of employment. Employee shall be entitled to pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Employer (such as unused personal vacation, personal days and other similar items, and the opportunity to continue insurance benefits in accordance with applicable law).

3.5 Upon a “Termination for Convenience” of employment by Employee prior to expiration of the Term, Employee shall be entitled to receive compensation earned but unpaid through the date of such termination plus two weeks severance for each completed year and after one year pro-rata. Employee’s rights under this Section 3.5 are Employee’s sole and exclusive rights against Employer or its affiliates, and Employer’s sole and exclusive liability to Employee under this Agreement for any termination of the employment relationship. Employee understands that the only amounts due in case of Termination for Convenience by Employee are those stated in this Section 3.5. If Employee seeks or demands compensation in addition to the compensation stated in this Agreement, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

3.6 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans and policies of Employer or its affiliates; provided that compensation for any accrued but unused vacation shall not constitute a severance plan or policy of Employer under this Agreement.

3.7 Termination of the employment relationship does not terminate those obligations imposed by this Agreement that are continuing obligations, including, without limitation, Employee’s obligations under Articles 5 and 6.

ARTICLE 4.

CONTINUATION OF EMPLOYMENT BEYOND TERM;

TERMINATION AND EFFECTS OF TERMINATION

4.1 Should Employee remain employed by Employer beyond the expiration of the Term, such employment shall revert to an “employee-at-will status” unless mutually agreed by Employer and Employee to enter into a new agreement or extend the existing agreement. Upon termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled, and all future benefits for which Employee is eligible, shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination.

ARTICLE 5.

OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS

5.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee’s employment by Employer (whether during business hours or otherwise and whether on Employer’s premises or otherwise) and that relate to Employer’s business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Employer.

5.2 Employee acknowledges that the business of Employer and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer and/or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. As a result of Employee’s employment by Employer, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Employer and its affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer’s confidential business information and trade secrets. Employee acknowledges that money damages would not be a sufficient remedy for any breach of this Article 5 by Employee, and Employer each shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer and/or G3p, including the recovery of damages from Employee and his agents involved in such breach.

5.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee’s employment by Employer which contain or disclose confidential business information or trade secrets of Employer or its affiliates shall be and remain the property of Employer or its affiliates, as the case may be. Upon termination of Employee’s employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

5.4 If, during Employee’s employment by Employer, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Employer’s business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Employer’s premises or otherwise), Employee shall disclose such work to Employer. Employer shall be deemed the author of such work if the work is prepared by Employee in the scope of his or her employment; or, if the work is not prepared by Employee within the scope of his or her employment but is specially ordered by Employer as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer shall be the author of the work. If such work is neither prepared by the Employee within the scope of his or her employment nor a work specially ordered, and then not deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Employer all of Employee’s worldwide right, title, and interest in and to such work and all rights of copyright therein.

5.5 Both during the period of Employee’s employment by Employer and thereafter, Employee shall assist Employer and its nominees, at any time, in the protection of Employer’s worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or its nominees and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.

5.6 The Employee represents and warrants to Employer that the Employee has no continuing obligation with respect to assignment of inventions, developments or improvements to any previous employer(s) or any other party, nor does the Employee claim any existing title in any previous unpatented inventions, developments or improvements within the scope of this Agreement. Employee further represents and warrants to Employer that Employee’s execution and delivery of this Agreement and the performance of his duties as an employee of Employer as contemplated by this Agreement do not and will not breach or conflict with any obligation of Employee to a previous employer or any other person or entity, or any obligation to keep confidential any information acquired by Employee prior to his employment hereunder. Employee further represents and warrants that he will not bring to his employment by Employer or Employer, or make use of during such employment, any proprietary information, ideas or materials of others. Employee’s representations and warranties under this Section are a material inducement to Employer to enter into this Agreement with Employee.

ARTICLE 6.

NON-COMPETITION AGREEMENT

6.1 Employee hereby acknowledges that in connection with the performance of his duties hereunder, he has and/or will be making use of, acquiring and adding to confidential information, trade secrets and technology of a special and unique nature and value affecting and relating to the business and services of Employer and/or Employer and their respective affiliates, with which such Employee could unfairly compete against Employer during the Term and afterwards, and it is expressly understood and agreed that Employee, Employer consider the restrictions in this Article 6 to be reasonable and necessary for the purposes of preserving and protecting such confidential information.

6.2 Employee agrees that during the period of his employment, and for a period ending one (1) year following the date of the termination of his employment with Employer, Employee will not, directly or indirectly compete against G3P, anywhere within the State of Florida or any state in which Employer has established its businesses or any state in which Employer has been planning, in accordance with its written business plans, to pursue its business models (collectively, the “Employer’s Business Area”):

(i) operate, organize, maintain, establish, manage, own, engage or participate in, directly or indirectly, or in any manner whatsoever, through any company, firm or organization of which he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, manager, partner, stockholder (excluding ownership of two percent (2%) or less of the stock of a publicly-traded company), or in which he is a director, trustee, officer, lender, manager, employee, principal, agent, consultant or otherwise, any business or venture that is engaged in a business competitive with the Business conducted by Employer, or its affiliates, or their successors or assigns;

(ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the Business conducted by Employer or its affiliates, or their successors or assigns;

(iii) accept employment by, or enter into any business transaction with, any person, association or entity who at the time of Employee’s termination was, or within three (3) years prior thereto had been, a customer of Employer, its affiliates, successors or assigns, with respect to the activities prohibited in this Section 6.2;

(iv) induce any employee, agent or consultant of Employer, Employer or their respective affiliates, successors and assigns to terminate his or her employment with Employer, Employer or their respective affiliates, successors or assigns, or hire or assist in the hiring of any such employee by a person, association, or entity not affiliated with Employer or Employer; or

(v) directly or indirectly, call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within three (3) years prior thereto had been, a customer of Employer, its affiliates, successors or assigns, with respect to the activities prohibited in this Section 6.2.

6.3 Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in Employer’s Business Area during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement and the SEA to justify such restriction. Employee represents and warrants that he is able and willing to relocate his residence to any state in the United States that is outside of Employer’s Business Area in order to continue his career during the noncompete period herein stated. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Agreement by Employee, and Employer shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Agreement, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages. In connection with the foregoing, Employee acknowledges that, in the event he is determined to have violated the provisions of this Article 6, Employee shall forfeit any unearned compensation due Employee under this Agreement. Employee further agrees that in the event Employer or Employer incurs any fees or costs in order to enforce the provisions of this Article 6 and Employer and/or Employer prevails in such enforcement, the Employee shall pay all fees and costs so incurred by Employer and/or Employer, including, but not limited to, reasonable attorneys’ and paralegals’ fees.

6.4 It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Agreement to be reasonable and necessary to protect the proprietary information of Employer. The breadth of the geographic scope of the covenant contained in this Article 6 is necessary because the parties hereto agree that there is a large, regional market for the services and products provided by or for Employer and its affiliates. It is the belief of the parties that the best protection which can be given to Employer which does not infringe on the rights of Employee to conduct any unrelated business is to provide for the restrictions described above. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced. This provision is a material inducement for Employer to hire or retain Employee.

6.5 As stated in Section 1.8 hereof, the parties again acknowledge and agree that for all intents and purposes, including but not limited to the enforcement of this Article 6, Employee is an employee of both Employer and, if and as applicable, the parent or a subsidiary of Employer. Employee hereby expressly waives any arguments or defenses he may now have or ever will have that (i) he is not an employee of Employer, or (ii) that Employer is not his employer, for purposes of enforcing this Article 6.

ARTICLE 7.

MISCELLANEOUS

7.1 For purposes of this Agreement, the terms “affiliate” or “affiliated” means an entity who directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with Employer or Employer, respectively.

7.2 Employee hereby certifies that no representative or agent of Employer or Employer has represented, expressly or otherwise, that Employer or Employer would not seek to enforce any provision of this Agreement, including without limitation, any provision of Articles 5 and 6 hereof.

7.3 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or on the third (3rd) day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employer, to:

GREEN3POWER HOLDINGS COMPANY

1000 Corporate Dr., Ste. 200

Ft. Lauderdale, FL 33334

If to Employee, to:

Thomas Roberts

___________________________

___________________________

Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

7.4 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the state’s conflict of law rules. To the fullest extent permitted by law, any and all controversies, disputes or claims arising out of, in connection with, or relating to this Agreement or any of the other documents, agreements or exhibits (collectively, the “Documents”) related to or attached to this Agreement or any transaction provided for in this Agreement or the Documents, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any provisions contained in this Agreement or the Documents, shall, at the request of any party to this Agreement (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties acknowledge and agree applies to the transactions contemplated by this Agreement and the Documents. Any arbitration requested by any party to this Agreement shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and shall be held in Ft. Lauderdale, Florida, or at such other place as the parties agree upon. In any such arbitration proceeding: (i) all applicable statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted by a panel of three (3) arbitrators. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator will have AAA-acknowledged expertise in the appropriate subject matter covered by this Agreement. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to this Agreement files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section on that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

(c) Notwithstanding any of the foregoing provisions of this Section, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to: (i) assess punitive damages; (ii) dissolve, rescind or reform this Agreement or any of the Documents (except that the arbitrator or panel of arbitrators may construe ambiguous terms); or (iii) allow discovery of attorney/client or work product privileged information or documents. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement or the Documents. The parties further waive, each to the other, any claims for punitive damages and agree that neither an arbitrator, panel of arbitrators nor any court shall have the power to assess such damages.

(d) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to this Agreement before, during or after any arbitration proceeding to: (i) exercise any self-help remedies; (ii) seek specific performance of the Agreement or injunctive relief; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of any of the Assets to be sold under this Agreement and the Documents. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or emergency injunctive relief to preserve the status quo.

(e) In the event applicable law prohibits the submission of a particular controversy, dispute, or claim arising out of or in connection with the execution or consummation of the transactions contemplated by this Agreement or the Documents, the parties to this Agreement agree that any actions or proceedings in connection therewith shall be tried and litigated in the 17th Judicial Circuit Court of Broward County, Florida or, as applicable, the Southern District Court, Broward County Division. The parties to this Agreement, to the extent permitted by applicable law, waive any right to assert the doctrine of forum non-conveniens or to object to the venue to the extent any proceeding is brought in accordance with this Section 7.4(e).

7.5 No failure by any party hereto at any time to give notice of any breach by any other party, or to require compliance with any condition or provision of this Agreement, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.6 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement, or the application thereof to any person, association, or entity or circumstances, shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement, or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

7.7 This Agreement shall be binding upon and inure to the benefit of Employer, G3p and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer or G3p by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee’s rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer.

7.8 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee’s employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

7.9 The recitals set forth at the beginning of this Agreement and any Exhibits referred to herein and attached hereto are true and correct and are incorporated herein by this reference. Any Addendum(s) referred to herein, executed by Employer and Employee, and later attached hereto are incorporated herein by this reference.

7.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

7.11 Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. This Agreement shall not be construed against either party by virtue of a party being deemed the Agreement’s drafter.

[This space intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, Employer, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.

EMPLOYER:

GREEN3POWER HOLDINGS COMPANY, a Delaware corporation

By:

Title:

EMPLOYEE:

THOMAS ROBERTS, individually

Exhibit A

Employee Responsibilities

Employee’s title of Employer shall be Chief Operating Officer

Employee’s duties are on Annex A to this Exhibit “A”’

Employee’s compensation shall be as follows and for said periods:

Annual Salaries:

Name	Starting Dec. 1, 2014	2014-15	2015-2016	2016-2017
Thomas Roberts (1)		$220,000	$250,000	$280,000

(1) Auto Allowance $600 per month and Non- Discretionary Expense Account

Annex A to Exhibit “A”

Enumeration of Employees Duties

Employees duties shall include such as shall be determined by the Employer board of directors from time to time, and the following:

Thomas Roberts - Chief Operating Officer (COO)

Plans, develops, organizes and implements the programs and operations for the G3P projects; recommends the long-range policies and goals for the company. Assists in the preparation of G3P Annual Report and generates other reports and publications as required. Directs a staff of operations and clerical personnel in the daily facility operations; negotiates contracts with local, state, interstate, federal government agencies and private individuals and corporations for the purpose of design, construction, operations, system and facility management, and marketing of products; develops and administers the budget; performs related work as required. The specific requirements of the COO are as follows:

●	Works with development teams to secure waste contracts and negotiate Waste Services and Waste Supply Agreements;

●	Works with development teams to secure biomass contracts and negotiate Biomass Supply Agreements;

●	Works with Senior Management to prepare Training Programs for Operators of Inert MSW Landfills, Sorting Facilities, Transfer Stations, Gasification Facilities, and Advanced Biofuel Production Facilities;

●	Manages training and certification programs for facility Operators, and audits compliance with G3P Training and Certification Requirements;

●	Manages organization of Collection Companies and collection programs;

●	Performs audits of facility operations and collection systems;

●	Participates in negotiations of contracts and agreements for services;

●	Negotiates with labor unions and co-ops for workforce at the various facilities; and

●	Performs marketing and business development on behalf of the company.

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into by and among GREEN3POWER HOLDINGS COMPANY, a Delaware corporation (“Employer”) and BENJAMIN WILLIAMS, an individual (“Employee”), to be effective as of October _____, 2014 (“Effective Date”).

WITNESSETH:

WHEREAS, Employer has completed a business transaction with BIOPOWER OPERATIONS CORPORATION, a Nevada corporation, pursuant to that certain Share Exchange Agreement of even date hereof (the “SEA”) in connection with which, among other things, Employer agreed to employ, and Employee agreed to be employed, on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the parties hereby agree as follows:

ARTICLE 1.

EMPLOYMENT AND DUTIES

1.1 Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee, and Employee agrees to be employed by Employer, for a term of four (4) years commencing on the Effective Date, subject to extension or early termination as provided herein (the “Term”).

1.2 Employee shall be employed in the position and have the role, authority and responsibilities set forth on Exhibit A attached hereto and incorporated herein by this reference. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee’s abilities, the duties and services generally appertaining to such position and as determined by Employer, as well as such other positions, duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures applicable to senior management personnel as Employer may establish from time to time. Employee shall initially work in the State of Florida on Employer’s gasification and advanced biofuels production technologies. However, Employee acknowledges that Employer intends to develop and market such products and technologies in various geographic areas throughout the United States, outside of the State of Florida, and Employee may be required to travel or relocate, as determined to be necessary by Employer, to operate the business in any area in which Employer or its subsidiaries develops or produces its products and services.

1.3 Employee shall, during the period of Employee’s employment by Employer, devote Employee’s full business time, energy and best efforts to the business and affairs of Employer except for pre-existing contracts or employment.

1.4 Employee acknowledges and agrees that Employee owes a duty of loyalty, fidelity and allegiance to act at all times during employment in the known interests of Employer and to knowingly do no act which would injure Employer’s business, its interests, or its reputation. Employee shall not, during the Term of this Agreement or any extension or renewal thereof, engage, directly or indirectly (as defined below), in any activity which constitutes a Conflict of Interest (as defined below). For purposes of this Article 1: (a) “Conflict of Interest” means, without limitation, any act or activity, or any interest in connection with, or benefit from any act or activity, which knowingly is adverse to the interests of, or would in any way injure, Employer or any of its affiliates, provided that a passive investment of not more than 2% of the outstanding equity securities of an entity whose securities are then being regularly traded in open-market brokerage transactions (either on a stock exchange or over-the-counter) shall not constitute a Conflict of Interest; and (b) “directly or indirectly” means, without limitation, participation for Employee’s own account or as an owner, shareholder, partner, director, officer, member, manager, employee, associate, creditor or agent of any other person or organization or through Employee’s spouse or other family relation. In keeping with Employee’s duties to Employer, Employee agrees that Employee shall not knowingly become involved in a Conflict of Interest with Employer or its affiliates, or upon discovery thereof, shall not allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to Employer any facts that might involve such a Conflict of Interest that has not been approved by Employer’s board of directors.

1.5 Employer and Employee recognize that it is impossible to provide an exhaustive list of actions or interests that constitute a “Conflict of Interest.” Moreover, Employer and Employee recognize there are many borderline situations. In some instances, full disclosure of facts by the Employee to Employer, in writing when possible, may be all that is necessary to enable Employer or its affiliates to protect its interests. In other instances, if no improper motivation appears to exist, and the interests of Employer or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for Employer to terminate the employment relationship, subject to Section 3.1(i), below. Employer reserves the right to take such reasonable action as, in its sole judgment, will end the conflict.

1.6 During the course of employment with Employer, the Employee has and will come into contact and become familiar with Employer’s employees, agents, owners, officers, directors and managers, and the respective knowledge, skills, abilities, salaries, commissions, draws, benefits, and other matters with respect to such employees, agents and other persons, all of which information is not generally known to the public, but has been developed, acquired or compiled by Employer at its great effort and expense. Any solicitation, luring away or hiring of such employees of Employer will be highly detrimental to the business of Employer and may cause serious loss of business and great and irreparable harm. Consequently, the Employee covenants and agrees that during the course of Employee’s employment by Employer and for a period of two (2) years after the termination or expiration of such employment, whether voluntary or involuntary, the Employee shall not, directly or indirectly, whether on behalf of Employee or others, solicit, lure or hire away any employees of Employer, or assist or aid in any such activity.

 1.7 During the Term of this Agreement and at any time thereafter, the Employee shall not, directly or indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to, or could be reasonably construed to tend to, defame Employer and/or any affiliate of Employer, or any of their reputations, nor shall the Employee assist any other person, firm or company in so doing.

1.8 For purposes of this Agreement, the parties hereto acknowledge and agree that at all times during the Term hereof: (i) Employee may technically be or become an employee of the parent or a subsidiary of Employer for payroll matters, workers compensation and other employee benefit matters and the like, he will be working at all times under the direction and control of Employer; (ii) in the event the parent or a subsidiary of Employer fails to, or is unable to, make any payments to Employee that are required under this Agreement, Employer shall be liable for such payments to Employee as if Employer were Employee’s primary employer; and (iii) Employer has the full right and authority to terminate Employee’s employment for Employer hereunder, pursuant to the terms and limitations of this Agreement. For the foregoing reasons, the parties further acknowledge and agree that the economic reality of this Agreement is that Employee is an employee of Employer for all legal purposes other than those employment matters that may lawfully apply in an employment relationship between a subsidiary of its parent corporation and an employee.

ARTICLE 2.

COMPENSATION AND BENEFITS

2.1 Employee’s annual base salary shall be as set forth on Exhibit A. Employee’s salary shall be paid in equal or nearly equal installments in accordance with Employer’s standard payroll practice, but in no event less often than twice per month.

2.2 While employed by Employer (both during the Term and thereafter), Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer’s employees, at Employer’s sole discretion. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, vacation, 401(k) and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.

2.3 Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the board of directors of Employer, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfounded and unsecured promise to pay money in the future exclusively from the general assets of Employer.

2.4 Employee hereby authorizes Employer to withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.5 Employee’s compensation begins when the Company is funded or has sufficient cash flow to pay employee’s salary.

ARTICLE 3.

TERMINATION PRIOR TO EXPIRATION OF TERM AND

EFFECTS OF SUCH TERMINATION

3.1 Notwithstanding any other provisions of this Agreement, Employer and/or Employer shall have the right to terminate Employee’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

(i) For “cause” upon the good faith determination by Employer that “cause” exists for the termination of the employment relationship. As used in this Section 3.1(i), the term “cause” shall mean [a] Employee’s gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement resulting in a material, adverse effect on Employer or its affiliates or its or their reputation, business relationships, other employees, or customers; [b] Employee’s conviction of a felony, or of a misdemeanor involving moral turpitude, in any federal or state court; [c] a reasonable determination by Employer that Employee has violated the Conflict of Interest provisions of Sections 1.4 and 1.5 of this Agreement and failure by Employee to eliminate such Conflict of Interest within ten (10) days after notice from Employer to do so, or, if it is impossible to eliminate such Conflict of Interest within such ten (10) days, failure to commence within such ten (10) days any action necessary to eliminate such Conflict of Interest and thereafter to continue diligently to pursue such action until elimination of such Conflict of Interest, within no more than thirty (30) days after such notice; [d] Employee’s breach of any material provision of this Agreement (other than Section 1.5) that remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach. It is expressly acknowledged and agreed that the decision as to whether “cause” exists for termination of the employment relationship by Employer is delegated to the board of directors of Employer for determination;

(ii) For “convenience.” As used in this Section 3.1(ii), “convenience” shall mean any other reason whatsoever, with or without cause, in the sole discretion of Employer, including, without limitation, [a] upon Employee’s death; or [b] upon Employee’s long-term disability.

a. Death. In the event that the Employee dies during the term of this Agreement, Employer shall pay to the Employee’s executors, legal representatives or administrators an amount equal to the Employee’s salary set forth in Section 2.1 hereof for the month in which the Employee dies, less any amounts already paid to Employee for such month. Thereafter, Employer shall have no further liability or obligation hereunder to the Employee’s executors, legal representatives, administrators, heirs, assigns or any other person claiming under or through the Employee; provided, that Employee’s estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of Employer and in which Employee participated.

b. Disability. In the event that Employee is unable to fully perform the Employee’s duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for three (3) months, which cannot be accommodated as required under the Americans with Disability Act, the Employee shall continue to be compensated as provided in Section 2.1 hereof, with any offsets for any payments due the Employee under any disability benefit programs, including Social Security disability, workers’ compensation and disability retirement benefits, and as provided under Employer’s corporate policies and procedures. After the expiration of the three (3) month period, this Agreement may be terminated by Employer, and Employer shall not have any further liability or obligation to the Employee for compensation hereunder; provided, that Employee shall be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of Employer and in which he participated.

The termination of Employee’s employment by Employer prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4 hereof. The termination of Employee’s employment by Employer prior to the expiration of the Term shall constitute a “Termination for Convenience” if made pursuant to Section 3.1(ii); the effect of such termination is specified in Section 3.3 hereof.

3.2 Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of this Agreement for any of the following reasons:

(i) For “cause.” As used in this Section 3.2(i), the term “cause” shall mean a material breach by Employer of any material provision of this Agreement that remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer; or

(ii) For “convenience.” As used in this Section 3.2(ii), the term “convenience” shall mean any other reason whatsoever, in the sole discretion of Employee.

Employee’s termination of his employment prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 3.2(i); the effect of such termination is specified in Section 3.3 hereof. Employee’s termination of his employment prior to the expiration of the Term shall constitute a “Termination for Convenience” if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.5 hereof.

3.3 If Employee’s employment hereunder shall be terminated by Employee for Cause or by Employer for Convenience prior to expiration of the Term, Employee shall be entitled, in consideration of Employee’s continuing obligations (other than employment) hereunder after such termination (including, without limitation, Employee’s non-competition obligations), to receive Employee’s earned but unpaid salary through the date of termination. Employee understands that the only amounts due in case of Termination for Convenience by Employer or Termination for Cause by Employee are those stated in this Section 3.3. If Employee seeks or demands compensation in addition to the compensation stated in this Agreement, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

3.4 If Employee’s employment hereunder shall be terminated by Employer for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination; provided that this Section 3.4 shall not constitute a waiver by Employee of any statutory right or rights Employee may have to continue to receive benefits after termination of employment. Employee shall be entitled to pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Employer (such as unused personal vacation, personal days and other similar items, and the opportunity to continue insurance benefits in accordance with applicable law).

3.5 Upon a “Termination for Convenience” of employment by Employee prior to expiration of the Term, Employee shall be entitled to receive compensation earned but unpaid through the date of such termination plus two weeks severance for each completed year and after one year pro-rata.. Employee’s rights under this Section 3.5 are Employee’s sole and exclusive rights against Employer or its affiliates, and Employer’s sole and exclusive liability to Employee under this Agreement for any termination of the employment relationship. Employee understands that the only amounts due in case of Termination for Convenience by Employee are those stated in this Section 3.5. If Employee seeks or demands compensation in addition to the compensation stated in this Agreement, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action.

3.6 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans and policies of Employer or its affiliates; provided that compensation for any accrued but unused vacation shall not constitute a severance plan or policy of Employer under this Agreement.

3.7 Termination of the employment relationship does not terminate those obligations imposed by this Agreement that are continuing obligations, including, without limitation, Employee’s obligations under Articles 5 and 6.

ARTICLE 4.

CONTINUATION OF EMPLOYMENT BEYOND TERM;

TERMINATION AND EFFECTS OF TERMINATION

4.1 Should Employee remain employed by Employer beyond the expiration of the Term, such employment shall revert to an “employee-at-will status” unless mutually agreed by Employer and Employee to enter into a new agreement or extend the existing agreement. Upon termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled, and all future benefits for which Employee is eligible, shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination.

ARTICLE 5.

OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS

5.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee’s employment by Employer (whether during business hours or otherwise and whether on Employer’s premises or otherwise) and that relate to Employer’s business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of Employer.

5.2 Employee acknowledges that the business of Employer and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer and/or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. As a result of Employee’s employment by Employer, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of Employer and its affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as Employer’s confidential business information and trade secrets. Employee acknowledges that money damages would not be a sufficient remedy for any breach of this Article 5 by Employee, and Employer each shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer and/or G3p, including the recovery of damages from Employee and his agents involved in such breach.

5.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee’s employment by Employer which contain or disclose confidential business information or trade secrets of Employer or its affiliates shall be and remain the property of Employer or its affiliates, as the case may be. Upon termination of Employee’s employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

5.4 If, during Employee’s employment by Employer, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to Employer’s business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on Employer’s premises or otherwise), Employee shall disclose such work to Employer. Employer shall be deemed the author of such work if the work is prepared by Employee in the scope of his or her employment; or, if the work is not prepared by Employee within the scope of his or her employment but is specially ordered by Employer as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and Employer shall be the author of the work. If such work is neither prepared by the Employee within the scope of his or her employment nor a work specially ordered, and then not deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to Employer all of Employee’s worldwide right, title, and interest in and to such work and all rights of copyright therein.

5.5 Both during the period of Employee’s employment by Employer and thereafter, Employee shall assist Employer and its nominees, at any time, in the protection of Employer’s worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by Employer or its nominees and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.

5.6 The Employee represents and warrants to Employer that the Employee has no continuing obligation with respect to assignment of inventions, developments or improvements to any previous employer(s) or any other party, nor does the Employee claim any existing title in any previous unpatented inventions, developments or improvements within the scope of this Agreement. Employee further represents and warrants to Employer that Employee’s execution and delivery of this Agreement and the performance of his duties as an employee of Employer as contemplated by this Agreement do not and will not breach or conflict with any obligation of Employee to a previous employer or any other person or entity, or any obligation to keep confidential any information acquired by Employee prior to his employment hereunder. Employee further represents and warrants that he will not bring to his employment by Employer or Employer, or make use of during such employment, any proprietary information, ideas or materials of others. Employee’s representations and warranties under this Section are a material inducement to Employer to enter into this Agreement with Employee.

ARTICLE 6.

NON-COMPETITION AGREEMENT

6.1 Employee hereby acknowledges that in connection with the performance of his duties hereunder, he has and/or will be making use of, acquiring and adding to confidential information, trade secrets and technology of a special and unique nature and value affecting and relating to the business and services of Employer and/or Employer and their respective affiliates, with which such Employee could unfairly compete against Employer during the Term and afterwards, and it is expressly understood and agreed that Employee, Employer consider the restrictions in this Article 6 to be reasonable and necessary for the purposes of preserving and protecting such confidential information.

6.2 Employee agrees that during the period of his employment, and for a period ending one (1) year following the date of the termination of his employment with Employer, Employee will not, directly or indirectly compete against G3P, anywhere within the State of Florida or any state in which Employer has established its businesses or any state in which Employer has been planning, in accordance with its written business plans, to pursue its business models (collectively, the “Employer’s Business Area”):

(i) operate, organize, maintain, establish, manage, own, engage or participate in, directly or indirectly, or in any manner whatsoever, through any company, firm or organization of which he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, manager, partner, stockholder (excluding ownership of two percent (2%) or less of the stock of a publicly-traded company), or in which he is a director, trustee, officer, lender, manager, employee, principal, agent, consultant or otherwise, any business or venture that is engaged in a business competitive with the Business conducted by Employer, or its affiliates, or their successors or assigns;

(ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the Business conducted by Employer or its affiliates, or their successors or assigns;

(iii) accept employment by, or enter into any business transaction with, any person, association or entity who at the time of Employee’s termination was, or within three (3) years prior thereto had been, a customer of Employer, its affiliates, successors or assigns, with respect to the activities prohibited in this Section 6.2;

(iv) induce any employee, agent or consultant of Employer, Employer or their respective affiliates, successors and assigns to terminate his or her employment with Employer, Employer or their respective affiliates, successors or assigns, or hire or assist in the hiring of any such employee by a person, association, or entity not affiliated with Employer or Employer; or

(v) directly or indirectly, call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within three (3) years prior thereto had been, a customer of Employer, its affiliates, successors or assigns, with respect to the activities prohibited in this Section 6.2.

6.3 Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in Employer’s Business Area during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement and the SEA to justify such restriction. Employee represents and warrants that he is able and willing to relocate his residence to any state in the United States that is outside of Employer’s Business Area in order to continue his career during the noncompete period herein stated. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Agreement by Employee, and Employer shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Agreement, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages. In connection with the foregoing, Employee acknowledges that, in the event he is determined to have violated the provisions of this Article 6, Employee shall forfeit any unearned compensation due Employee under this Agreement. Employee further agrees that in the event Employer or Employer incurs any fees or costs in order to enforce the provisions of this Article 6 and Employer and/or Employer prevails in such enforcement, the Employee shall pay all fees and costs so incurred by Employer and/or Employer, including, but not limited to, reasonable attorneys’ and paralegals’ fees.

6.4 It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Agreement to be reasonable and necessary to protect the proprietary information of Employer. The breadth of the geographic scope of the covenant contained in this Article 6 is necessary because the parties hereto agree that there is a large, regional market for the services and products provided by or for Employer and its affiliates. It is the belief of the parties that the best protection which can be given to Employer which does not infringe on the rights of Employee to conduct any unrelated business is to provide for the restrictions described above. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced. This provision is a material inducement for Employer to hire or retain Employee.

6.5 As stated in Section 1.8 hereof, the parties again acknowledge and agree that for all intents and purposes, including but not limited to the enforcement of this Article 6, Employee is an employee of both Employer and, if and as applicable, the parent or a subsidiary of Employer. Employee hereby expressly waives any arguments or defenses he may now have or ever will have that (i) he is not an employee of Employer, or (ii) that Employer is not his employer, for purposes of enforcing this Article 6.

ARTICLE 7.

MISCELLANEOUS

7.1 For purposes of this Agreement, the terms “affiliate” or “affiliated” means an entity who directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with Employer or Employer, respectively.

7.2 Employee hereby certifies that no representative or agent of Employer or Employer has represented, expressly or otherwise, that Employer or Employer would not seek to enforce any provision of this Agreement, including without limitation, any provision of Articles 5 and 6 hereof.

7.3 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or on the third (3rd) day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employer, to:

GREEN3POWER HOLDINGS COMPANY
1000 Corporate Dr., Ste. 200
Ft. Lauderdale, FL 33334

If to Employee, to:

Benjamin Williams

Either Employer or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

7.4 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the state’s conflict of law rules. To the fullest extent permitted by law, any and all controversies, disputes or claims arising out of, in connection with, or relating to this Agreement or any of the other documents, agreements or exhibits (collectively, the “Documents”) related to or attached to this Agreement or any transaction provided for in this Agreement or the Documents, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any provisions contained in this Agreement or the Documents, shall, at the request of any party to this Agreement (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties acknowledge and agree applies to the transactions contemplated by this Agreement and the Documents. Any arbitration requested by any party to this Agreement shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and shall be held in Ft. Lauderdale, Florida, or at such other place as the parties agree upon. In any such arbitration proceeding: (i) all applicable statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted by a panel of three (3) arbitrators. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator will have AAA-acknowledged expertise in the appropriate subject matter covered by this Agreement. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to this Agreement files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section on that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

(c) Notwithstanding any of the foregoing provisions of this Section, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to: (i) assess punitive damages; (ii) dissolve, rescind or reform this Agreement or any of the Documents (except that the arbitrator or panel of arbitrators may construe ambiguous terms); or (iii) allow discovery of attorney/client or work product privileged information or documents. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement or the Documents. The parties further waive, each to the other, any claims for punitive damages and agree that neither an arbitrator, panel of arbitrators nor any court shall have the power to assess such damages.

(d) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to this Agreement before, during or after any arbitration proceeding to: (i) exercise any self-help remedies; (ii) seek specific performance of the Agreement or injunctive relief; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of any of the Assets to be sold under this Agreement and the Documents. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or emergency injunctive relief to preserve the status quo.

(e) In the event applicable law prohibits the submission of a particular controversy, dispute, or claim arising out of or in connection with the execution or consummation of the transactions contemplated by this Agreement or the Documents, the parties to this Agreement agree that any actions or proceedings in connection therewith shall be tried and litigated in the 17th Judicial Circuit Court of Broward County, Florida or, as applicable, the Southern District Court, Broward County Division. The parties to this Agreement, to the extent permitted by applicable law, waive any right to assert the doctrine of forum non-conveniens or to object to the venue to the extent any proceeding is brought in accordance with this Section 7.4(e).

7.5 No failure by any party hereto at any time to give notice of any breach by any other party, or to require compliance with any condition or provision of this Agreement, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.6 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement, or the application thereof to any person, association, or entity or circumstances, shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement, or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

7.7 This Agreement shall be binding upon and inure to the benefit of Employer, G3p and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer or G3p by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee’s rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer.

7.8 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee’s employment relationship with Employer and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

7.9 The recitals set forth at the beginning of this Agreement and any Exhibits referred to herein and attached hereto are true and correct and are incorporated herein by this reference. Any Addendum(s) referred to herein, executed by Employer and Employee, and later attached hereto are incorporated herein by this reference.

7.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

7.11 Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. This Agreement shall not be construed against either party by virtue of a party being deemed the Agreement’s drafter.

[This space intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, Employer, Employer and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.

EMPLOYER:

GREEN3POWER HOLDINGS COMPANY, a Delaware corporation

By:

Title:

EMPLOYEE:

BENJAMIN WILLIAMS, individually

Exhibit A

Employee Responsibilities

Employee’s title of Employer shall be Senior Vice president

Employee’s duties are on Annex A to this Exhibit “A”

Employee’s compensation shall be as follows and for said periods:

Annual Salaries:

Name	Starting Dec. 1, 2014	2014-15	2015-2016	2016-2017
Benjamin Williams (1)		$220,000	$250,000	$280,000

(1) Auto Allowance $600 per month and Non- Discretionary Expense Account

Annex A to Exhibit “A”

Enumeration of Employees Duties

Employees duties shall include such as shall be determined by the Employer board of directors from time to time, and the following:

Benjamin Williams - Senior Vice President

Mr. Benjamin Williams is a Senior Vice President and financial analyst for G3P. His primary duties and responsibilities are as follows:

●	Helps to plan, develop, organize and implement the programs and operations for the G3P projects;

●	Recommends the long-range policies and goals for the company; plans and directs specific studies and research projects.

●	Directs a staff of technical, financial, professional and clerical personnel in the daily operations;

●	Negotiates contracts with local, state, interstate, federal government agencies and private individuals and corporations for the purpose of design, construction, operations, system and facility management, and marketing of products;

●	Develops and administers the budget; performs related work as required.

●	Overall accountability for on-time and on-quality execution of programs supporting all lines of business.

●	Remove roadblocks and make strategic and day-to-day decisions to move programs forward to ensure on time execution within budget.

●	Develop, execute and maintain a system for managing end-to-end deliverables (program execution)

●	Respond to business environment requirements through resource planning, including load management of effected resources, skill set competencies and long-term capacity planning.

●	Launch transformation programs with funded budgets to improve operational performance.

●	Determine skill set requirements to match environment and strategic objectives and make personnel changes to support requirements.

●	Identify and introduce appropriate tool sets and PM disciplines to support changes in environment and to support execution of projects.

●	Prepare project financial models and financial documents for banks and investors.

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into by and among GREEN3POWER HOLDINGS, COMPANY, a Delaware corporation (“G3P”) and NEIL WILLIAMS, an individual (“Employee”), to be effective as of October_____, 2014 (“Effective Date”).

WITNESSETH:

WHEREAS, Employee has been a shareholder and an employee of GREEN3POWER HOLDINGS COMPANY, a Delaware corporation (“G3P”);

WHEREAS, as of the date hereof, G3P has exchanged with Employee in his capacity as a shareholder of G3P certain capital stock of BioPower in exchange for all of Employee’s stock in G3P pursuant to that certain Share Exchange Agreement of even date hereof (the “SEA”);

WHEREAS, under the SEA, BioPower agreed that G3P will employ Employee pursuant to the terms and conditions hereof; and

WHEREAS, G3P shall pursuant to the SEA become a subsidiary of BioPower, and Employee shall continue in his functions as Employee hereunder in a manner substantially similar to the discharge of his functions as an employee of G3P heretofore, subject to such modifications thereof of G3P’s board of directors from time to time and as otherwise set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the parties hereby agree as follows:

ARTICLE 1.

EMPLOYMENT AND DUTIES

1.1 Subject to the terms and conditions of this Agreement, G3P agrees to employ Employee, and Employee agrees to be employed by G3P, for a term of five (5) years commencing on the Effective Date, subject to extension or early termination as provided herein (the “Term”).

1.2 Employee shall be employed in the position and have the role, authority and responsibilities set forth on Exhibit A attached hereto and incorporated herein by this reference. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee’s abilities, the duties and services generally appertaining to such position and as determined by G3P, as well as such other positions, duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by G3P. Employee shall at all times comply with and be subject to such policies and procedures applicable to senior management personnel as G3P may establish from time to time. Employee shall initially work in the State of Florida on G3P’s gasification and advanced biofuels production technologies. However, Employee acknowledges that G3P intends to develop and market such products and technologies in various geographic areas throughout the United States, outside of the State of Florida, and Employee may be required to travel or relocate, as determined to be necessary by G3P, to operate the business in any area in which G3P or its subsidiaries develops or produces its products and services.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

1.3 Employee shall, during the period of Employee’s employment by G3P, devote Employee’s full business time, energy and best efforts to the business and affairs of G3P. Except with respect to the reasonable discharge of his duties necessary to accommodate his performance of services under existing waste remediation consulting contracts, Employee may not be employed by any other person, firm, or entity, or engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee’s performance of Employee’s duties hereunder.

1.4 Employee acknowledges and agrees that Employee owes a duty of loyalty, fidelity and allegiance to act at all times during employment in the known interests of G3P and to knowingly do no act which would injure G3P’s business, its interests, or its reputation. Employee shall not, during the Term of this Agreement or any extension or renewal thereof, engage, directly or indirectly (as defined below), in any activity which constitutes a Conflict of Interest (as defined below). For purposes of this Article 1: (a) “Conflict of Interest” means, without limitation, any act or activity, or any interest in connection with, or benefit from any act or activity, which knowingly is adverse to the interests of, or would in any way injure, G3P or any of its affiliates, provided that a passive investment of not more than 2% of the outstanding equity securities of an entity whose securities are then being regularly traded in open-market brokerage transactions (either on a stock exchange or over-the-counter) shall not constitute a Conflict of Interest; and (b) “directly or indirectly” means, without limitation, participation for Employee’s own account or as an owner, shareholder, partner, director, officer, member, manager, employee, associate, creditor or agent of any other person or organization or through Employee’s spouse or other family relation. In keeping with Employee’s duties to G3P, Employee agrees that Employee shall not knowingly become involved in a Conflict of Interest with BioPower, G3P or its affiliates, or upon discovery thereof, shall not allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to BioPower and G3P any facts that might involve such a Conflict of Interest that has not been approved by BioPower and G3P’s board of directors.

1.5 G3P and Employee recognize that it is impossible to provide an exhaustive list of actions or interests that constitute a “Conflict of Interest.” Moreover, G3P and Employee recognize there are many borderline situations. In some instances, full disclosure of facts by the Employee to G3P, in writing when possible, may be all that is necessary to enable G3P or its affiliates to protect its interests. In other instances, if no improper motivation appears to exist, and the interests of G3P or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for G3P to terminate the employment relationship, subject to Section 3.1(i), below. G3P reserves the right to take such reasonable action as, in its sole judgment, will end the conflict.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

1.6 During the course of employment with G3P, the Employee has and will come into contact and become familiar with BioPower and G3P’s employees (including individual employed by G3P for the benefit of G3P), agents, owners, officers, directors and managers, and the respective knowledge, skills, abilities, salaries, commissions, draws, benefits, and other matters with respect to such employees, agents and other persons, all of which information is not generally known to the public, but has been developed, acquired or compiled by G3P and/or BioPower and G3P at its or their great effort and expense. Any solicitation, luring away or hiring of such employees of G3P or BioPower will be highly detrimental to the business of BioPower and G3P and may cause serious loss of business and great and irreparable harm. Consequently, the Employee covenants and agrees that during the course of Employee’s employment by G3P, or if an as applicable, by G3P for the benefit of G3P and for a period of two (2) years after the termination or expiration of such employment, whether voluntary or involuntary, the Employee shall not, directly or indirectly, whether on behalf of Employee or others, solicit, lure or hire away any employees of BioPower or G3P or assist or aid in any such activity.

1.7 During the Term of this Agreement and at any time thereafter, the Employee shall not, directly or indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to, or could be reasonably construed to tend to, defame G3Pand BioPower and/or any affiliate of BioPower and G3P, or any of their reputations, nor shall the Employee assist any other person, firm or company in so doing.

1.8 For purposes of this Agreement, the parties hereto acknowledge and agree that at all times during the Term hereof: (i) Employee may technically be or become an employee of G3P as a subsidiary of G3P for payroll matters, workers compensation and other employee benefit matters and the like, he will be working at all times under the direction and control of G3P; (ii) in the event G3P fails to, or is unable to, make any payments to Employee that are required under this Agreement, G3P shall be liable for such payments to Employee as if G3P were Employee’s primary employer; and (iii) G3P has the full right and authority to terminate Employee’s employment for G3P hereunder, pursuant to the terms and limitations of this Agreement. For the foregoing reasons, the parties further acknowledge and agree that the economic reality of this Agreement is that Employee is an employee of G3P for all legal purposes other than those employment matters that may lawfully apply in an employment relationship between a subsidiary of its parent corporation and an employee.

ARTICLE 2.

COMPENSATION AND BENEFITS

2.1 Employee’s annual base salary shall be:

●     $ 300,000 in Year 1;

●     $ 375,000 in Year 2; and

●     $ 475,000 in Year 3.

Employee’s salary shall be paid in equal or nearly equal installments in accordance with G3P’s standard payroll practice, but in no event less often than twice per month.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

2.2 While employed by G3P (both during the Term and thereafter), Employee shall be allowed to participate, on the same basis generally as other employees of G3P, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by G3P to all or substantially all of G3P’s employees, at G3P’s sole discretion. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, vacation, 401(k) and pension plans. Nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to similarly situated employees pursuant to the terms and conditions of such benefit plans and programs.

2.3 G3P shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally. Moreover, unless specifically provided for in a written plan document adopted by the board of directors of G3P, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfounded and unsecured promise to pay money in the future exclusively from the general assets of G3P.

2.4 Employee hereby authorizes G3P to withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.5 Employee’s compensation begins when the Company is funded or has sufficient cash flow to pay employee’s salary.

ARTICLE 3.

TERMINATION PRIOR TO EXPIRATION OF TERM AND

EFFECTS OF SUCH TERMINATION

3.1 Notwithstanding any other provisions of this Agreement, G3P shall have the right to terminate Employee’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

(i) For “cause” upon the good faith determination by G3P and/or G3P that “cause” exists for the termination of the employment relationship. As used in this Section 3.1(i), the term “cause” shall mean [a] Employee’s gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement resulting in a material, adverse effect on G3P or its affiliates or its or their reputation, business relationships, other employees, or customers; [b] Employee’s conviction of a felony, or of a misdemeanor involving moral turpitude, in any federal or state court; [c] a reasonable determination by G3P that Employee has violated the Conflict of Interest provisions of Sections 1.4 and 1.5 of this Agreement and failure by Employee to eliminate such Conflict of Interest within ten (10) days after notice from G3P to do so, or, if it is impossible to eliminate such Conflict of Interest within such ten (10) days, failure to commence within such ten (10) days any action necessary to eliminate such Conflict of Interest and thereafter to continue diligently to pursue such action until elimination of such Conflict of Interest, within no more than thirty (30) days after such notice; [d] Employee’s breach of any material provision of this Agreement (other than Section 1.5) that remains uncorrected for thirty (30) days following written notice to Employee by G3P of such breach. It is expressly acknowledged and agreed that the decision as to whether “cause” exists for termination of the employment relationship by G3P is delegated to the board of directors of G3P for determination;

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

(ii) For “convenience.” As used in this Section 3.1(ii), “convenience” shall mean any other reason whatsoever, with or without cause, in the sole discretion of G3P, including, without limitation, [a] upon Employee’s death; or [b] upon Employee’s long-term disability.

a. Death. In the event that the Employee dies during the term of this Agreement, G3P shall pay to the Employee’s executors, legal representatives or administrators an amount equal to the Employee’s salary set forth in Section 2.1 hereof for the month in which the Employee dies, less any amounts already paid to Employee for such month. Thereafter, G3P shall have no further liability or obligation hereunder to the Employee’s executors, legal representatives, administrators, heirs, assigns or any other person claiming under or through the Employee; provided, that Employee’s estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of G3P and in which Employee participated.

b. Disability. In the event that Employee is unable to fully perform the Employee’s duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity for three (3) months, which cannot be accommodated as required under the Americans with Disability Act, the Employee shall continue to be compensated as provided in Section 2.1 hereof, with any offsets for any payments due the Employee under any disability benefit programs, including Social Security disability, workers’ compensation and disability retirement benefits, and as provided under G3P’s corporate policies and procedures. After the expiration of the three (3) month period, this Agreement may be terminated by G3P, and G3P shall have no further liability or obligation to the Employee for compensation hereunder; provided, that Employee shall be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of G3P and in which he participated.

The termination of Employee’s employment by G3P prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 3.1(i); the effect of such termination is specified in Section 3.4 hereof. The termination of Employee’s employment by G3P prior to the expiration of the Term shall constitute a “Termination for Convenience” if made pursuant to Section 3.1(ii); the effect of such termination is specified in Section 3.3 hereof.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

3.2 Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term of this Agreement for any of the following reasons:

(i) For “cause.” As used in this Section 3.2(i), the term “cause” shall mean a material breach by G3P of any material provision of this Agreement that remains uncorrected for thirty (30) days following written notice of such breach by Employee to G3P; or

(ii) For “convenience.” As used in this Section 3.2(ii), the term “convenience” shall mean any other reason whatsoever, in the sole discretion of Employee.

Employee’s termination of his employment prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 3.2(i); the effect of such termination is specified in Section 3.3 hereof. Employee’s termination of his employment prior to the expiration of the Term shall constitute a “Termination for Convenience” if made pursuant to Section 3.2(ii); the effect of such termination is specified in Section 3.5 hereof.

3.3 If Employee’s employment hereunder shall be terminated by Employee for Cause or by G3P for Convenience prior to expiration of the Term, Employee shall be entitled, in consideration of Employee’s continuing obligations (other than employment) hereunder after such termination (including, without limitation, Employee’s non-competition obligations), to receive Employee’s earned but unpaid salary through the date of termination and unearned and unpaid salary through the end of the Term. Employee understands that the only amounts due in case of Termination for Convenience by G3P or Termination for Cause by Employee are those stated in this Section 3.3. If Employee seeks or demands compensation in addition to the compensation stated in this Agreement, G3P shall be entitled to recover from Employee all sums expended by G3P (including costs and attorney’s fees) in connection with such suit, claim, demand or cause of action.

3.4 If Employee’s employment hereunder shall be terminated by G3P for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination; provided that this Section 3.4 shall not constitute a waiver by Employee of any statutory right or rights Employee may have to continue to receive benefits after termination of employment. Employee shall be entitled to pro rata salary through the date of such termination plus any other payments generally available to other departing employees of G3P (such as unused personal vacation, personal days and other similar items, and the opportunity to continue insurance benefits in accordance with applicable law).

3.5 EMPLOYEE CANNOT BE TERMINATED under a “Termination for Convenience” of employment prior to expiration of the Term.

3.6 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans and policies of G3P or its affiliates; provided that compensation for any accrued but unused vacation shall not constitute a severance plan or policy of G3P under this Agreement.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

ARTICLE 4.Termination of the employment relationship does not terminate those obligations imposed by this Agreement that are continuing obligations, including, without limitation, Employee’s obligations under Articles 5 and 6.

CONTINUATION OF EMPLOYMENT BEYOND TERM;

TERMINATION AND EFFECTS OF TERMINATION

4.1 Should Employee remain employed by G3P beyond the expiration of the Term, such employment shall revert to an “employee-at-will status” unless mutually agreed by G3P and Employee to enter into a new agreement or extend the existing agreement. Upon termination of the employment relationship by either G3P or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible, shall cease and terminate. Employee shall be entitled to pro rata salary through the date of such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination.

ARTICLE 5.

OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS

5.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee’s employment by G3P (whether during business hours or otherwise and whether on G3P’s premises or otherwise) and that relate to G3P’s business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer’s organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to G3P and are and shall be the sole and exclusive property of G3P. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of G3P.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

5.2 Employee acknowledges that the business of G3P and its affiliates is highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which G3P and/or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to G3P and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by G3P, make any unauthorized disclosure of any confidential business information or trade secrets of G3P or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. As a result of Employee’s employment by G3P, Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint ventures, and the like, of G3P and its affiliates. Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as G3P’s confidential business information and trade secrets. Employee acknowledges that money damages would not be a sufficient remedy for any breach of this Article 5 by Employee, and G3P each shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owing to Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to G3P and/or G3p, including the recovery of damages from Employee and his agents involved in such breach.

5.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee’s employment by G3P which contain or disclose confidential business information or trade secrets of G3P or its affiliates shall be and remain the property of G3P or its affiliates, as the case may be. Upon termination of Employee’s employment by G3P, for any reason, Employee promptly shall deliver the same, and all copies thereof, to G3P.

5.4 If, during Employee’s employment by G3P, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) relating to G3P’s business, products, or services, whether such work is created solely by Employee or jointly with others (whether during business hours or otherwise and whether on G3P’s premises or otherwise), Employee shall disclose such work to G3P. G3P shall be deemed the author of such work if the work is prepared by Employee in the scope of his or her employment; or, if the work is not prepared by Employee within the scope of his or her employment but is specially ordered by G3P as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and G3P shall be the author of the work. If such work is neither prepared by the Employee within the scope of his or her employment nor a work specially ordered, and then not deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to G3P all of Employee’s worldwide right, title, and interest in and to such work and all rights of copyright therein.

5.5 Both during the period of Employee’s employment by G3P and thereafter, Employee shall assist G3P and its nominees, at any time, in the protection of G3P’s worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by G3P or its nominees and the execution of all lawful oaths and applications for patents and registration of copyright in the United States and foreign countries.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

5.6 The Employee represents and warrants to G3P that the Employee has no continuing obligation with respect to assignment of inventions, developments or improvements to any previous employer(s) or any other party, nor does the Employee claim any existing title in any previous unpatented inventions, developments or improvements within the scope of this Agreement. Employee further represents and warrants to G3P that Employee’s execution and delivery of this Agreement and the performance of his duties as an employee of G3P as contemplated by this Agreement do not and will not breach or conflict with any obligation of Employee to a previous employer or any other person or entity, or any obligation to keep confidential any information acquired by Employee prior to his employment hereunder. Employee further represents and warrants that he will not bring to his employment by G3P or G3P, or make use of during such employment, any proprietary information, ideas or materials of others. Employee’s representations and warranties under this Section are a material inducement to G3P to enter into this Agreement with Employee.

ARTICLE 6.

NON-COMPETITION AGREEMENT

6.1 Employee hereby acknowledges that in connection with the performance of his duties hereunder, he has and/or will be making use of, acquiring and adding to confidential information, trade secrets and technology of a special and unique nature and value affecting and relating to the business and services of G3P and its respective affiliates, with which such Employee could unfairly compete against G3P during the Term and afterwards, and it is expressly understood and agreed that Employee, G3P consider the restrictions in this Article 6 to be reasonable and necessary for the purposes of preserving and protecting such confidential information.

6.2 Employee agrees that during the period of his employment, and for a period ending one year (1) year following the date of the termination of his employment with G3P or with G3P for the benefit of BioPower hereunder, Employee will not, directly or indirectly, compete against G3P. (i) operate, organize, maintain, establish, manage, own, engage or participate in, directly or indirectly, or in any manner whatsoever, through any company, firm or organization of which he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, manager, partner, stockholder (excluding ownership of two percent (2%) or less of the stock of a publicly-traded company), or in which he is a director, trustee, officer, lender, manager, employee, principal, agent, consultant or otherwise, any business or venture that is engaged in a business competitive with the Business conducted by G3P, or its affiliates, or their successors or assigns;

(ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the Business conducted by G3P or its affiliates, or their successors or assigns;

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

(iii) accept employment by, or enter into any business transaction with, any person, association or entity who at the time of Employee’s termination was, or within three (3) years prior thereto had been, a customer of G3P, its affiliates, successors or assigns, with respect to the activities prohibited in this Section 6.2;

(iv) induce any employee, agent or consultant of G3P, or its respective affiliates, successors and assigns to terminate his or her employment with G3P, or its respective affiliates, successors or assigns, or hire or assist in the hiring of any such employee by a person, association, or entity not affiliated with G3P; or

(v) directly or indirectly, call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within three (3) years prior thereto had been, a customer of G3P, its affiliates, successors or assigns, with respect to the activities prohibited in this Section 6.2.

6.3 Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in G3P’s Business Area during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement and the SEA to justify such restriction. Employee represents and warrants that he is able and willing to relocate his residence to any state in the United States that is outside of G3P’s Business Area in order to continue his career during the noncompete period herein stated. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Agreement by Employee, and G3P shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Agreement, but shall be in addition to all remedies available at law or in equity to G3P, including, without limitation, the recovery of damages. In connection with the foregoing, Employee acknowledges that, in the event he is determined to have violated the provisions of this Article 6, Employee shall forfeit any unearned compensation due Employee under this Agreement. Employee further agrees that in the event G3P or G3P incurs any fees or costs in order to enforce the provisions of this Article 6 and G3P and/or G3P prevails in such enforcement, the Employee shall pay all fees and costs so incurred by G3P and/or G3P, including, but not limited to, reasonable attorneys’ and paralegals’ fees.

6.4 It is expressly understood and agreed that G3P, and Employee consider the restrictions contained in this Agreement to be reasonable and necessary to protect the proprietary information of G3P. The breadth of the geographic scope of the covenant contained in this Article 6 is necessary because the parties hereto agree that there is a large, regional market for the services and products provided by or for G3P and its affiliates. It is the belief of the parties that the best protection which can be given to G3P which does not infringe on the rights of Employee to conduct any unrelated business is to provide for the restrictions described above. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced. This provision is a material inducement for G3P to hire or retain Employee.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E

Green3Power Operations, Inc., and Green3Power Holdings Company

6.5 As stated in Section 1.8 hereof, the parties again acknowledge and agree that for all intents and purposes, including but not limited to the enforcement of this Article 6, Employee is an employee of G3P. Employee hereby expressly waives any arguments or a defense he may now have or ever will have that (i) he is not an employee of G3P, or (ii) that G3P is not his employer, for purposes of enforcing this Article 6.

ARTICLE 7.

MISCELLANEOUS

7.1 For purposes of this Agreement, the terms “affiliate” or “affiliated” means an entity who directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with G3P.

7.2 Employee hereby certifies that no representative or agent of G3P has represented, expressly or otherwise, that G3P would not seek to enforce any provision of this Agreement, including without limitation, any provision of Articles 5 and 6 hereof.

7.3 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or on the third (3rd) day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to G3P, to:

G3P
1000 Corporate Dr., Ste. 200
Ft. Lauderdale, FL 33334

If to Employee, to:

Neil Williams
4902 NW 105 Drive
Coral Springs, FL 33076

G3P, or Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

7.4 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the state’s conflict of law rules. To the fullest extent permitted by law, any and all controversies, disputes or claims arising out of, in connection with, or relating to this Agreement or any of the other documents, agreements or exhibits (collectively, the “Documents”) related to or attached to this Agreement or any transaction provided for in this Agreement or the Documents, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any provisions contained in this Agreement or the Documents, shall, at the request of any party to this Agreement (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties acknowledge and agree applies to the transactions contemplated by this Agreement and the Documents. Any arbitration requested by any party to this Agreement shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and shall be held in Ft. Lauderdale, Florida, or at such other place as the parties agree upon. In any such arbitration proceeding: (i) all applicable statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted by a panel of three (3) arbitrators. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator will have AAA-acknowledged expertise in the appropriate subject matter covered by this Agreement. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to this Agreement files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section on that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

(c) Notwithstanding any of the foregoing provisions of this Section, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to: (i) assess punitive damages; (ii) dissolve, rescind or reform this Agreement or any of the Documents (except that the arbitrator or panel of arbitrators may construe ambiguous terms); or (iii) allow discovery of attorney/client or work product privileged information or documents. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement or the Documents. The parties further waive, each to the other, any claims for punitive damages and agree that neither an arbitrator, panel of arbitrators nor any court shall have the power to assess such damages.

(d) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to this Agreement before, during or after any arbitration proceeding to: (i) exercise any self-help remedies; (ii) seek specific performance of the Agreement or injunctive relief; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of any of the Assets to be sold under this Agreement and the Documents. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or emergency injunctive relief to preserve the status quo.

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

(e) In the event applicable law prohibits the submission of a particular controversy, dispute, or claim arising out of or in connection with the execution or consummation of the transactions contemplated by this Agreement or the Documents, the parties to this Agreement agree that any actions or proceedings in connection therewith shall be tried and litigated in the 17th Judicial Circuit Court of Broward County, Florida or, as applicable, the Southern District Court, Broward County Division. The parties to this Agreement, to the extent permitted by applicable law, waive any right to assert the doctrine of forum non-conveniens or to object to the venue to the extent any proceeding is brought in accordance with this Section 7.4(e).

7.5 No failure by any party hereto at any time to give notice of any breach by any other party, or to require compliance with any condition or provision of this Agreement, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.6 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement, or the application thereof to any person, association, or entity or circumstances, shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement, or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

7.7 This Agreement shall be binding upon and inure to the benefit of G3P, and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of G3P by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee’s rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of G3P.

7.8 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of Employee’s employment relationship with G3P and the term and termination of such relationship. This Agreement constitutes the entire agreement of the parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matters. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by G3P that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

7.9 The recitals set forth at the beginning of this Agreement and any Exhibits referred to herein and attached hereto are true and correct and are incorporated herein by this reference. Any Addendum(s) referred to herein, executed by G3P and Employee, and later attached hereto are incorporated herein by this reference.

7.10 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

7.11 Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. This Agreement shall not be construed against either party by virtue of a party being deemed the Agreement’s drafter.

[This space intentionally left blank. Signature page follows.]

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

IN WITNESS WHEREOF, G3P, and Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.

GREEN3POWER OPERATIONS, iNC., a Delaware corporation

By:

Title:

GREEN3POWER HOLDINGS COMPANY, a Delaware corporation

By:

Title:

NEIL WILLIAMS, individually

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

Exhibit A

Employee Responsibilities

Employee’s title of G3P shall be President, CEO and Chairman

Employees duties are on Annex A to this Exhibit “A”‘

EmployAgree NeilWilliams 2014-10-13

Employment Agreement of Neil D. Williams, Ph.D., P.E.

Green3Power Operations, Inc., and Green3Power Holdings Company

Annex A to Exhibit “A”

Enumeration of Employees Duties

Employees duties shall include such as shall be determined by the G3P board of directors from time to time, and the following:

Neil D. Williams - President and Chief Executive Officer

Dr. Neil D. Williams is the Chairman, President, and CEO of the G3P companies, and as such directs the business affairs of the company. His primary duties and responsibilities include:

●	Directs planning, developing and organizing the implementation of the programs and operations of G3P;

●	Recommends the long-range policies and goals for the company; plans and directs specific studies and research projects.

●	Responsible for the preparation of G3P Annual Report and other reports and publications as required.

●	Approves contracts with local, state, interstate, federal government agencies and private individuals and corporations for the purpose of design, construction, system and facility management, and marketing of products;

●	Develops and administers the budget and performs related work as required.

●	Provides general direction to Chief Operating Officer and the chiefs on G3P programs and policies.

●	Develops Gasification and related technologies, and directs research, development, and design;

●	Directs the management of the design, permitting, construction, manufacture, operation, and maintenance of the gasification, fuel production, wastewater treatment, landfill, and other environmental technologies employed by the G3P companies;

●	Develops projects, prepares proposals, prepares financial models, evaluates Joint Venture Opportunities, secures financing, works with investors, and performs such other duties as required to develop projects;

●	Prepares Business Plans, Financial Models, and related documents for SPVs for the operating companies, and works with CFO, COO, CAO, and Senior Management to development, and implement the G3P businesses;

●	Directs CFO and oversees management of company finances.

EmployAgree NeilWilliams 2014-10-13

Exhibit “H”
Budget

Corporate and Project Development Budgets

Green^{3}Power Holdings Company

Summary of Monthly Expenses

Description	Elapsed Time (months)										
	1	2	3	4	5	6	7	8	9	10	11
Status	Initial Corp Investment			One Gasification Project			Two Gasification Projects			Three Gasification Pr	
Dividend or Interest				$ 500,000			$ 500,000			$ 500,000	
G3P Salaries											
Neil Williams	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$15,000	$15,000	$15,000	$20,000	$20,000
Ben Williams	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$13,000	$13,000	$13,000	$17,000	$17,000
Joel Oppenheim	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$13,000	$13,000	$13,000	$17,000	$17,000
Tom Roberts	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$13,000	$13,000	$13,000	$17,000	$17,000
Counsel							$15,000	$15,000	$15,000	$15,000	$15,000
Senior Gasification Engineer	$5,000	$5,000	$5,000	$8,000	$8,000	$8,000	$10,000	$10,000	$10,000	$10,000	$10,000
Project Gasification Engineer	$0	$0	$0	$0	$0	$0	$8,000	$8,000	$8,000	$8,000	$8,000
Rafael Aguayo	$0	$0	$0	$5,000	$5,000	$5,000	$6,000	$6,000	$6,000	$6,000	$6,000
Senior Electrical Engineer	$0	$0	$0	$8,000	$8,000	$8,000	$10,000	$10,000	$10,000	$10,000	$10,000
Senior Mechanical Engineer	$0	$0	$0	$0	$0	$0	$10,000	$10,000	$10,000	$10,000	$10,000
Project Electrical Engineer	$0	$0	$0	$0	$0	$0	$8,000	$8,000	$8,000	$8,000	$8,000
Project Mechanical Engineer	$0	$0	$0	$0	$0	$0	$8,000	$8,000	$8,000	$8,000	$8,000
Senior Environmental Engineer	$0	$0	$0	$0	$0	$0	$10,000	$10,000	$10,000	$10,000	$10,000
Senior Chemical Engineer	$0	$0	$0	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Construction Manager	$0	$0	$0	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000
Construction Manager	$0	$0	$0	$0	$0	$0	$8,000	$8,000	$8,000	$8,000	$8,000
Construction Manager	$0	$0	$0	$0	$0	$0	$0	$0	$0	$8,000	$8,000
Construction Manager	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Sub-Total Employees	$39,000	$39,000	$39,000	$73,000	$73,000	$73,000	$165,000	$165,000	$165,000	$190,000	$190,000
Employee Tax Provision 12%	$4,680	$4,680	$4,680	$8,760	$8,760	$8,760	$19,800	$19,800	$19,800	$22,800	$22,800
Total Payroll Plus Tax	$43,680	$43,680	$43,680	$81,760	$81,760	$81,760	$184,800	$184,800	$184,800	$212,800	$212,800
Benefits:											
Medical for G3P and BOPO	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
BOPO Salaries											
Robert Kohn	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$15,000	$15,000	$15,000	$20,000	$20,000
Bonnie Nelson	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$15,000	$15,000	$15,000	$20,000	$20,000
Danielle Novikova	$4,000	$4,000	$4,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
CFO	$5,000	$5,000	$5,000	$8,000	$8,000	$8,000	$13,000	$13,000	$13,000	$17,000	$17,000
Controller	$6,667	$6,667	$6,667	$6,667	$6,667	$6,667	$6,667	$6,667	$6,667	$6,667	$6,667
Paralegal	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
Assistant	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000	$3,000
Sub-Total Employees	$43,667	$43,667	$43,667	$47,667	$47,667	$47,667	$62,667	$62,667	$62,667	$76,667	$76,667
Employee Tax Provision 12%	$5,240	$5,240	$5,240	$5,720	$5,720	$5,720	$7,520	$7,520	$7,520	$9,200	$9,200
Total Payroll Plus Tax	$48,907	$48,907	$48,907	$53,387	$53,387	$53,387	$70,187	$70,187	$70,187	$85,867	$85,867
Office Expenses											
Office Rent	$4,500	$4,500	$4,500	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Office Supplies	$2,000	$2,000	$2,000	$5,000	$5,000	$5,000	$10,000	$10,000	$10,000	$10,000	$10,000
Communications	$2,000	$2,000	$2,000	$5,000	$5,000	$5,000	$10,000	$10,000	$10,000	$15,000	$15,000
Legal	$10,000	$10,000	$10,000	$40,000	$40,000	$40,000	$100,000	$100,000	$100,000	$200,000	$200,000
Third Party Accounting	$5,000	$5,000	$5,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Audit Fees Malone Bailey	$4,000			$10,000			$25,000			$10,000	
D & O Insurance	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Postage and Shipping	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250
Press Releases	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500
Vintage SEC Filings	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
DTC Sheets	$1,950										
Transfer Agent	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000
Travel BOPO Project Development	$15,000	$15,000	$15,000	$15,000	$15,000	$25,000	$25,000	$25,000	$25,000	$25,000	$25,000
Insurance	$5,000	$5,000	$5,000	$10,000	$10,000	$10,000	$15,000	$15,000	$15,000	$20,000	$20,000
Tax Accoutant	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
Naples Office Expenses	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000
Software	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500
Furniture	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500
Car Allowances	$0	$0	$0	$4,200	$4,200	$4,200	$4,200	$4,200	$4,200	$4,200	$4,200
Licenses	$0	$0	$0	$200	$200	$200	$200	$200	$200	$200	$200
Miscellaneous	$5,000	$5,000	$5,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Total Corp Expenses	**$178,787**	**$172,837**	**$172,837**	**$786,297**	**$276,297**	**$286,297**	**$1,006,137**	**$481,137**	**$481,137**	**$1,144,817**	**$634,817**
Project Development Budget											
SAIC Review Letter	$0	$0	$0	$15,000	$0	$0	$0	$0	$0	$0	$0
Travel & Living Expenses	$20,000	$20,000	$20,000	$40,000	$40,000	$40,000	$60,000	$60,000	$60,000	$80,000	$80,000
Third Party Engineering Services	$20,000	$20,000	$20,000	$40,000	$40,000	$40,000	$60,000	$60,000	$60,000	$80,000	$80,000
Regional Offices & Staffing										$100,000	$100,000
Miscellaneous Expenses	$20,000	$20,000	$20,000	$100,000	$100,000	$100,000	$300,000	$300,000	$300,000	$500,000	$500,000
Total Project Development Budget	**$60,000**	**$60,000**	**$60,000**	**$195,000**	**$180,000**	**$180,000**	**$420,000**	**$420,000**	**$420,000**	**$760,000**	**$760,000**
Total Budget Estimate	$238,787	$232,837	$232,837	$981,297	$456,297	$466,297	$1,426,137	$901,137	$901,137	$1,904,817	$1,394,817
Dividends or Interest	**two additional years**										

Note: Until Project is executed, the expenses stay the same as previous month except for accountants, lawyers, etc.

G3P BOPO Corporate and Project Development Budget 17oct14 (2).xlsx/PrelimBud	Green3Power

G3P BOPO Corporate and Project Development Budget 17oct14 (2).xlsx/PrelimBud	Green3Power

GREEN3POWER HOLDINGS COMPANY

Share Exchange Agreement

Schedule 1.01

Articles of Incorporation

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: GREEN3POWER HOLDINGS COMPANY

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue is One Thousand, (1,000) shares of common stock with a par value of $0.0001.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 6th day of August, 2014.

The Company Corporation, Incorporator

By: /s/ William Bartz
Name: William Bartz
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:25 AM 08/06/2014
FILED 10:50 AM 08/06/2014
SRV 141040278 - 5581678 FILE

DE BC D-:CERTIFICATE OF INCORPORATION - SHORT SPECIMEN 09/00-1 (DESHORT)

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:02 PM 08/06/2014
FILED 01:50 PM 08/06/2014
SRV 141041825 - 5581896 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: GREEN3POWER OPERATIONS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue is One Thousand (1,000) shares of common stock with a par value of $0.0001.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 6th day of August, 2014.

The Company Corporation, Incorporator

By: /s/ Margaret Rosado
Name: Margaret Rosado
Assistant Secretary

DE BC D-CERTIFICATE OF INCORPORATION - SHORT SPECIMEN 09/00-1 (DESHORT)

ISLAND OF NEVIS
OFFICE OF THE REGISTRAR OF COMPANIES

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

GREEN3POWER INTERNATIONAL COMPANY

is duly incorporated and has filed articles of incorporation under the provisions of the Nevis Business Corporation Ordinance 1984, as amended, on

7th July, 2014

Given under my Hand & Seal at Charlestown
This *10th day of September, 2014*

Registrar of Companies

DZdaCTgg

No. C 43825

BIOPOWER OPERATIONS CORPORATION

Share Exchange Agreement

Schedule 2.01

Articles of Incorporation

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110006339-55
	Filing Date and Time 01/05/2011 12:08 PM
	Entity Number E0005172011-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BIOPOWER OPERATIONS CORPORATION

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with *par value:* 10000000 | Par value per share: $ 0.0001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ROBERT KOHN
Name
5379 LYONS RD SUITE 301 | COCONUT CREEK | FL | 33073
Street Address | City | State | Zip Code

2) BONNIE NELSON
Name
5379 LYONS RD SUITE 301 | COCONUT CREEK | FL | 33073
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
GROWING BIOMASS ENERGY TREES AND GRASS AN-SEE ATTACHED

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

ROBERT KOHN | X ROBERT KOHN
Name | Incorporator Signature
5379 LYONS RD SUITE 301 | COCONUT CREEK | FL | 33073
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CSC SERVICES OF NEVADA, INC. | 1/5/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	BIOPOWER OPERATIONS CORPORATION

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	GROWING BIOMASS ENERGY TREES AND GRASS AND CONVERTING TO BIOMASS PRODUCTS INCLUDING ELECTRICITY AND BIOFUELS

REGISTERED AGENT NAME:	CSC SERVICES OF NEVADA, INC.
STREET ADDRESS:	Not Applicable
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Par Value Stock
Number of Shares: 10,000	
Par Value: $ .00	

PAGE 2

P11000006102
FILED
January 18, 2011
Sec. Of State
scollins

Electronic Articles of Incorporation For

GLOBAL ENERGY CROPS CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

GLOBAL ENERGY CROPS CORPORATION

Article II

The principal place of business address:

5379 LYONS RD
SUITE 301
COCONUT CREEK, FL. US 33073

The mailing address of the corporation is:

5379 LYONS RD
SUITE 301
COCONUT CREEK, FL. US 33073

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

ROBERT D KOHN
5379 LYONS RD
SUITE 301
COCONUT CREEK, FL. 33073

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ROBERT D KOHN

Electronic Articles of Incorporation
For

P11000009922
FILED
January 28, 2011
Sec. Of State
scollins

GREEN OIL PLANTATIONS AMERICAS, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

GREEN OIL PLANTATIONS AMERICAS, INC

Article II

The principal place of business address:

5379 LYONS RD
SUITE 301
COCONUT CREEK, FL. 33073

The mailing address of the corporation is:

5379 LYONS RD
301
COCONUT CREEK, FL. 33073

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

BIOPOWER CORPORATION
5379 LYONS RD
SUITE 301
COCONUT CREEK, FL. 33073

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ROBERT KOHN

Electronic Articles of Incorporation
For

P12000044730
FILED
May 14, 2012
Sec. Of State
jshivers

FTZ ENERGY EXCHANGE CORPORATION

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

FTZ ENERGY EXCHANGE CORPORATION

Article II

The principal place of business address:

7320 NW 68TH AVE
SUITE 1000
PARKLAND, FL. 33067

The mailing address of the corporation is:

7320 NW 68TH AVE
SUITE 1000
PARKLAND, FL. 33067

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

500000000

Article V

The name and Florida street address of the registered agent is:

ROBERT D KOHN
7320 NW 68TH AVE
SUITE 1000
PARKLAND, FL. 33067

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ROBERT D KOHN

BIOPOWER OPERATIONS CORPORATION

Share Exchange Agreement

Schedule 2.02

Capitalization

Master Control From 01/01/2001 - 07/01/2014

CompanyName: BIOPOWER OPERATIONS CORP
Company Num: B253
Issue Desc: BIOPOWER OPERATIONS CORP
Issue ID: NEW
Cussip: 09072L206

Issue Description	DWAC Number	Letter Date	Reference	Issue Date	Issued Amount	Balance Amount	Outstanding Amount
SHARES AUTHORIZED				09/04/2013	0.00	100,000,000.00	0.00
BAL ACCT REPR UNEX IN COM FILE				09/04/2013	18,056,000.00	81,944,000.00	18,056,000.00
OI		11/14/2013	KOHN ET AL	09/04/2013	12,062,367.00	69,881,633.00	30,118,367.00
OI		11/14/2013	American Capital Ventures	09/04/2013	42,813.00	69,838,820.00	30,161,180.00
OI		11/14/2013	Tejas Securities et al	09/04/2013	120,000.00	69,718,820.00	30,281,180.00
ADDTL SHARES DUE TO SPLIT				09/24/2013	4.00	69,718,816.00	30,281,184.00
ROUNDUP SHARES DUE TO SPLIT				09/27/2013	3.00	69,718,813.00	30,281,187.00
ROUNDUP SHARES REVERSED				10/09/2013	-3.00	69,718,816.00	30,281,184.00
OI		05/21/2014	CARO CAPITAL LLC	05/22/2014	250,000.00	69,468,816.00	30,531,184.00
To be issued per contract			Caro Capital LLC				250,000
							30,781,184

Beginning Issue Shares	01/01/2001	0.00
Ending Issue Share	07/01/2014	_ 30,531,184.00
Net Change		30,531,184.00

Page 1 of 1

Wednesday, July 02, 2014

BIOPOWER OPERATIONS CORPORATION

Share Exchange Agreement

Schedule 2.03

Subsidiaries

BioPower Corporation is the development company for W-T-E projects and project finance.

Agribopo Inc. (1)

Microbesynergy LLC (1)

Global Energy Crops Corporation – was the subsidiary for the Testing services agreement which has ended.

Green Oil Plantations Americas, Inc. - License which will be terminated for lack of performance by the Licensor.

FTZ Energy Exchange Corporation

FTZ Exchange LLC

(1) Microbesenergy LLC and Agribopo will be sold off as part of the Closing of this Transaction to Bonnie Nelson for $6,000,00. Presently the technology is unproven and not commercialized.

BIOPOWER OPERATIONS CORPORATION

Share Exchange Agreement

Schedule 2.06

Capital Matters

The issuances and other matters regarding the Company’s capitalization are as set forth in the SEC Reports, including the matters summarized below:

(a) As of January 31, 2001, the Company issued to China Energy Partners, LLC (“China Energy”) one share of Series A Preferred Stock (the “China Energy Preferred Share”). The China Energy Preferred Share is not convertible into shares of the Company’s common stock, but entitles China Energy the right to vote 50.1% of the total outstanding shares entitled to vote on all matters submitted to shareholders of the Company amenable to shareholder vote.

(b) On August 6, 2013, the Company affected a 1-for-5 reverse stock split of its commons stock (“Reverse Split”). As a result of the Reverse Split, every five shares of the common stock of the Company were combined into one share of common stock. Immediately after the September 4, 2013 effective date of the Reverse Stock Split, the Company had 18,056,007 shares of common stock issued and outstanding;

(c) On November 22, 2013, a third party investor advanced $125,000 due in 14 months from the date of the loan. Up to 50% of the original amount of the debt is convertible into the Company’s commons shares at a price of $0.10 per share, which the investor can choose to convert prior to the maturity date and before the redemption date. If the closing price per share of common stock exceeds $0.25 for any ten consecutive trading days, the Company has the right to redeem the Notes by providing investor notice of redemption to redeem the note;

(d) On December 3, 2013, a third party investor advanced $125,000 due in 14 months from the date of the loan. Up to 50% of the original amount of the debt is convertible into the Company’s commons shares at a price of $0.10 per share, which the investor can choose to convert prior to the maturity date and before the redemption date. If the closing price per share of common stock exceeds $0.25 for any ten consecutive trading days, the Company has the right to redeem the Notes by providing investor notice of redemption to redeem the note;

(e) The Company issued 250,000 shares of its registered common stock during the quarter ended May 31, 2014, pursuant to the terms of a consulting agreement. The Company has entered into a six month consulting agreement with Caro Capital LLC to provide services for management consulting, business advisory, shareholder information and public relations. The Company will pay the consulting firm up to $12,000 and provide 500,000 shares of restricted common stock, according to the terms of the agreement. As of May 31, 2014, 250,000 shares valued at $27,400 were issued according to the terms of the agreement. There are 30,531,180 shares and 30,281,180 shares issued and outstanding at May 31, 2014 and November 30, 2013, respectively;

(f) On June 21, 2013, the Company granted 1,500,000 shares of unregistered, restricted common stock to a consultant for services to be provided over a twelve month period, commencing June 1, 2013. The shares will vest after one year of service; however the Company issued the shares in September 2013; and

(g) On June 25, 2013, the Company’s Chief Executive Officer and Director of Business Strategy were each granted 2,000,000 shares of common stock in exchange for continuing to work without cash payment of their full salary and to convert accrued expenses and a note payable (see Note 9). The shares will vest after one year of service and will not replace the Company’s obligation to pay the required salary over the next year providing net cash flow allowance.

BioPower Operations Corporation

Convertible Notes

		Conversion
Name	Amount	Rights	Rate	Shares
Dale Shepherd	70,000.00	100%	0.25	280,000
Jeff Kaliner	125,000.00	50%	0.10	625,000
Richard Reiner	125,000.00	50%	0.10	625,000
Total Convertible Notes Payable	$320,000.00			1,530,000

BIOPOWER OPERATIONS CORPORATION

Share Exchange Agreement

Schedule 2.09

Contracts

The Company’s entry into material contracts are as set forth in the SEC Reports, including those summarized below:

(a) As of May 31, 2014, the Company had employment agreements with certain officers and directors (two individuals) containing the following provisions: (i) term of contract 5 years, expiring on December 31, 2015; (ii) Salary $ 120,000; and (iii) all salaries will be accrued but may be paid from the Company’s available cash flow funds. Once cash flow permits, salaries will return to their previous amounts;

(b) On June 3, 2013, the Company entered into a new lease agreement with its current landlord. The lease is for a 24 month period, expiring on May 31, 2015 , and requires monthly base rental payments of $ 4,000 for the period from June 1, 2013 through May 31, 2014 and $4,080 for the period from June 1, 2014 through May 31, 2015 plus adjustments for Common Area Expenses;

(c ) On June 21, 2013, the Company issued to a non-management director, in full satisfaction of director’s fees, Chairman of audit committee fees and consulting fees, 200,000 shares of its common stock at $0.06 per share;

(d) On June 21, 2013, the Company issued 894,900 shares of its common stock at $.09 per share to its Chief Executive Officer in full satisfaction of amounts due to him for reimbursable expenses, amounting to $53,694;

(e) On June 21, 2013, the Company issued its Chief Executive Officer 707,500 shares of its common stock at $.06 per share in full satisfaction of his notes payable, amounting to $40,500, along with accrued interest of $1,950;

(f) On June 21, 2013, the Company issued 1,000,000 shares of its common stock to its Director of Business Strategy in full satisfaction of amounts due to her for reimbursable expenses, amounting to $60,000;

(g) On June 21, 2013, the Company issued 3,122,800 shares of its common stock at $.06 per share to two investors in full satisfaction of notes payable, amounting to $183,306, along with accrued interest of $4,062;

(h) On June 25, 2013, the Company accepted subscription agreements for sales of 215,000 shares of our common stock at a price of $0.06 per share with no commissions paid, for total proceeds of $12,900;

(i) On October 18, 2012, a note holder exchanged $50,000 in debt for 40,000 shares at $1.25 per share; and

(j) On February 20, 2012, a third party advanced $70,000 due in thirty (30) days of the loan plus applicable interest at a rate of four (4) percent per annum. The debt is convertible into the Company’s restricted shares at a price of $1.25 per share;

(k) The company has accrued $10,500 to a consultant in exchange for consulting services in 2011.

(l) Upon the closing of this transaction we will have the following transactions:

1. Bonnie Nelson will receive a $200,000 bonus and

2. Bonnie Nelson will purchase Agribopo, Inc. for $6,000, including all equipment.

Accrued Salaries and Taxes

BioPower Operations Corporation

Accrued Salaries & Taxes

Name	2011	2012	2013	2014 (5/31)	Total
Bonnie Nelson	114,583.00	125,000.00	133,333.00	86,666.67	459,582.67
Robert Kohn	183,333.00	200,000.00	200,000.00	86,666.67	669,999.67
Dale Shepherd	118,701.90	98,298.99	-	-	217,000.89

Total Accrued Salaries					1,346,583.23
Accrued Taxes - RP					119,174.94
Accrued FUTA/SUTA - RP					3,836.33
Accrued Taxes - non RP					27,214.86
Accrued FUTA/SUTA - non RP					517.00
Total Accrued Salaries & Taxes					1,497,326.36

Payables

BioPower Operations Corporation
Payables

Accounts Payable
Vendor	Amount (as of 10/13)
AT&T	30.00
Benjamin Kafka	10,500.00
Continental Stock Transfer & Trust	596.30
CUSIP	200.00
Fisher Scientific	6,216.43
Gersten & Savage	20,215.58
Get Easy Computer Help	1,422.76
MaloneBailey LLP	4,000.00
Milner Document Products	179.77
PR Newswire	395.00
Radice (Incl. unpaid rent)	8,761.04
S&P Capital IQ	3,995.00
Squire Sanders	8,975.41
Sterling	945.00
Vcorp Blue Sky Services	2,840.00
Vintage	9,043.71
Accounts Payable Total	78,122.00

Other Payables
Accrued Interest Payable - Bonnie RP	190.18
Accrued Interest Payable - Dale Non-RP	7,653.11
Accrued Interest Payable - Jeff K Non-RP	7,426.00
Accrued Interest Payable - Reiner Non-RP	174.00
Accrued Interest Payable - Rich Non-RP	9,404.00
Accrued Payroll & Taxes	3,543.48
Employee Payable - Bonnie	4,037.36
Employee Payable - Dale Non-RP	8,351.92
Employee Payable - Robert	5,076.42
Accrued Expenses	77,000.00
N/P - R Kohn RP/Non-Convert	525.00
N/P - Reiner Non-RP/Non-Conve	40,000.00
N/P - Rich Reiner Non-RP/NonCon	23,000.00
N/P - B Nelson	44,261.13
Other Payables Total	230,642.60

Payables Total	308,764.60